EXHIBIT 99.3


                     AGREEMENT AND PLAN OF MERGER

                      DATED AS OFOCTOBER 18, 1998

                    BY AND BETWEEN THE KROGER CO.,

                      JOBSITE HOLDINGS, INC. AND

                           FRED MEYER, INC.

                           TABLE OF CONTENTS
                                                                 Page
                                                                 ----

ARTICLE I

Section 1.1 The Merger......................................
Section 1.2 The Closing; Effective Time.....................
Section 1.3 Subsequent Actions..............................
Section 1.4 Certificate of Incorporation; Bylaws; Directors.
            and Officers of the Surviving Corporation ......

ARTICLE II

Section 2.1 Treatment of Capital Stock .....................
Section 2.2 Conversion of Common Stock .....................
Section 2.3 Cancellation of Excluded Shares ................
Section 2.4 Conversion of Common Stock of Jobsite Holdings..
Section 2.5 Exchange Agent; Exchange Procedures.............
Section 2.6 Transfer Books..................................
Section 2.7 Termination of Exchange Fund....................
Section 2.8 Options to Purchase Fred Meyer Shares...........
Section 2.9 Warrants to Purchase Fred Meyer Shares..........
Section 2.10 Appraisal Rights...............................
Section 2.11 Certain Adjustments............................
Section 2.12 Restricted Stock...............................
Section 2.13 Assignment.....................................

ARTICLE III

Section 3.1 Organization and Qualification; Subsidiaries....
Section 3.2 Certificate of Incorporation and Bylaws.........
Section 3.3 Capitalization..................................
Section 3.4 Power and Authority; Authorization; Valid &
            Binding.........................................
Section 3.5 No Conflict; Required Filings and Consents......
Section 3.6 SEC Reports; Financial Statements...............
Section 3.7 Absence of Certain Changes......................
Section 3.8 Litigation and Liabilities......................
Section 3.9 No Violation of Law; Permits....................
Section 3.10 Employee Matters; ERISA........................
Section 3.11 Labor Matters..................................
Section 3.12 Environmental Matters..........................
Section 3.13 Board Action; Vote Required....................
Section 3.14 Opinion of Financial Advisor...................
Section 3.15 Brokers........................................
Section 3.16 Tax Matters....................................
Section 3.17 Intellectual Property..........................
Section 3.18 Insurance......................................
Section 3.19 Contracts and Commitments......................
Section 3.20 Accounting and Tax Matters.....................
Section 3.21 Ownership of Shares of Kroger..................
Section 3.22 Year 2000 Compliance...........................

ARTICLE IV

Section 4.1 Organization and Qualification; Subsidiaries....
Section 4.2 Articles of Incorporation and Regulations.......
Section 4.3 Capitalization..................................
Section 4.4 Power and Authority; Authorization; Valid &
            Binding.........................................
Section 4.5 No Conflict; Required Filings and Consents......
Section 4.6 SEC Reports; Financial Statements...............
Section 4.7 Absence of Certain Changes......................
Section 4.8 Litigation and Liabilities......................
Section 4.9 No Violation of Law; Permits....................
Section 4.10 Employee Matters; ERISA........................
Section 4.11 Labor Matters..................................
Section 4.12 Environmental Matters..........................
Section 4.13 Board Action; Vote Required....................
Section 4.14 Opinion of Financial Advisor...................
Section 4.15 Brokers........................................
Section 4.16 Tax Matters....................................
Section 4.17 Intellectual Property..........................
Section 4.18 Insurance......................................
Section 4.19 Contracts and Commitments......................
Section 4.20 Accounting and Tax Matters.....................
Section 4.21 Ownership of Shares of Fred Meyer..............
Section 4.22 Rights Agreement...............................
Section 4.23 Year 2000 Compliance...........................

ARTICLE V

Section 5.1 Interim Operations of Fred Meyer................
Section 5.2 Interim Operations of Kroger....................
Section 5.3 No Solicitation by Fred Meyer...................
Section 5.4 No Solicitation by Kroger.......................
Section 5.5 Charitable Contribution.........................

ARTICLE VI

Section 6.1 Meetings of Stockholders........................
Section 6.2 Filings Best Efforts............................
Section 6.3 Publicity.......................................
Section 6.4 Registration Statement..........................
Section 6.5 Authorized Shares; Listing Application..........
Section 6.6 Further Action..................................
Section 6.7 Expenses........................................
Section 6.8 Notification of Certain Matters.................
Section 6.9 Access to Information...........................
Section 6.10 Review of Information..........................
Section 6.11 Indemnification; Directors' and Officers'
             Insurance......................................
Section 6.12 Employee Benefit Plans.........................
Section 6.13 Kroger Board of Directors and Officers.........
Section 6.14 Affiliates.....................................
Section 6.15 Pooling-of-Interests...........................
Section 6.16 Tax-Free Reorganization........................
Section 6.17 Accountant's Comfort Letters...................
Section 6.18 Accountant's Pooling Letters...................

ARTICLE VII

Section 7.1 Conditions to Obligations of the Parties to
            Consummate the Merger...........................
Section 7.2 Additional Conditions to Obligations of Kroger
            and Jobsite Holdings............................
Section 7.3 Additional Conditions to Obligations of Fred
            Meyer...........................................

ARTICLE VIII

Section 8.1 Termination.....................................
Section 8.2 Effect of Termination and Abandonment...........
Section 8.3 Amendment.......................................

ARTICLE IX

Section 9.1 Non-Survival of Representations, Warranties and
            Agreements......................................
Section 9.2 Notices.........................................
Section 9.3 Certain Definitions; Interpretation.............
Section 9.4 Headings........................................
Section 9.5 Severability....................................
Section 9.6 Entire Agreement; No Third-Party Beneficiaries..
Section 9.7 Assignment......................................
Section 9.8 Governing Law...................................
Section 9.9 Counterparts....................................

Exhibits

Exhibit A Certificate of Incorporation of Surviving
          Corporation.......................................
Exhibit B Affiliate Letters.................................
Exhibit C Pooling Letters...................................

                        INDEX OF DEFINED TERMS

DEFINED TERM                                             SECTION

Additional Fred Meyer Termination Fee ................. 8.2(b)(i)
Additional Kroger Termination Fee...................... 8.2(b)(ii)
Affiliate.............................................. 9.3(a)(v)
Agreemen............................................... preamble
Closing................................................ 1.2(a)
Closing Date........................................... 1.2(a)
Code................................................... recitals
Confidentiality Agreement.............................. 6.9(b)
Consents............................................... 7.2(d)
Control................................................ 9.3(a)(vi)
Current Premium........................................ 6.11(b)
D&O Insurance.......................................... 6.11(b)
Deloitte............................................... 6.18
DGCL................................................... 1.1
Effective Time......................................... 1.2(b)
Environmental Claim.................................... 3.12
Environmental Laws..................................... 3.12
Environmental Permits.................................. 3.12
ERISA.................................................. 9.3(a)(vii)
Exchange Act........................................... 3.5(b)
Exchange Agent......................................... 2.5(a)
Exchange Fund.......................................... 2.5(a)
Exchange Ratio......................................... 2.2(a)
Excluded Shares........................................ 2.2(a)
Fees and Expenses...................................... 8.2(c)
Filings................................................ 7.2(d)
Form S-4............................................... 6.4
Fred Meyer............................................. preamble
Fred Meyer Acquisition Proposal........................ 5.3(c)
Fred Meyer Acquisition Transaction..................... 5.3(c)
Fred Meyer Benefit Plan................................ 3.10(a)
Fred Meyer Business Combination Proposal............... 8.2(b)(i)
Fred Meyer Capital Stock Disclosure Date............... 3.3(a)
Fred Meyer Certificate of Incorporation................ 3.2. 1.4(a)
Fred Meyer Common Stock................................ recitals
Fred Meyer Contracts................................... 3.19
Fred Meyer Disclosure Letter........................... Article III
Fred Meyer Employee.................................... 3.10(b)
Fred Meyer Employees................................... 3.10(b)
Fred Meyer Equity Rights............................... 3.3(a)
Fred Meyer ERISA Affiliate............................. 3.10(d)
Fred Meyer Material Adverse Effect..................... 9.3(a)(i)
Fred Meyer Multiemployer Plan.......................... 3.10(a)
Fred Meyer Options..................................... 2.8(a)
Fred Meyer Pension Plan................................ 3.10(c)
Fred Meyer Preferred Stock............................. 3.3(a)
Fred Meyer SEC Reports................................. 3.6(a)
Fred Meyer Shares...................................... recitals
Fred Meyer Stock Option Agreement...................... recitals
GAAP................................................... recitals
Governmental Entity.................................... 3.5(b)
Hazardous Materials.................................... 3.12
HSR Act................................................ 3.5(b)
Indemnified Parties.................................... 6.11(a)
Initial Fred Meyer Termination Fee..................... 8.2(b)(i)
Initial Kroger Termination Fee......................... 8.2(b)(ii)
Jobsite Holdings....................................... preamble
Knowledge.............................................. 9.3(a)(viii)
Kroger................................................. preamble
Kroger Acquisition Proposal............................ 5.4(c)
Kroger Acquisition Transaction......................... 5.4(c)
Kroger Articles of Incorporation....................... Article IV
Kroger Benefit Plan.................................... 4.10(a)
Kroger Business Combination Proposal................... 8.2(b)(ii)
Kroger Capital Stock Disclosure Date................... 4.3(a)
Kroger Common Stock.................................... recitals
Kroger Contracts....................................... 4.19
Kroger Disclosure Letter............................... Article IV
Kroger Employee........................................ 4.10(b)
Kroger Employees....................................... 4.10(b)
Kroger Equity Rights................................... 4.3(a)
Kroger ERISA Affiliate................................. 4.10(d)
Kroger Material Adverse Effect......................... 9.3(a)(ii)
Kroger Multiemployer Plan.............................. 4.10(a)
Kroger Pension Plan.................................... 4.10(c)
Kroger Preferred Stock................................. 4.3(a)
Kroger Right........................................... 2.2(a)
Kroger Rights.......................................... 4.22
Kroger Rights Agreement................................ 4.22. 2.2(a)
Kroger SEC Reports..................................... 4.6(a)
Kroger Shares.......................................... recitals
Kroger Stock Option Agreement.......................... recitals
Merger................................................. recitals
Merger Sub............................................. preamble
New Fred Meyer Options................................. 2.8(a)
NYSE................................................... 4.4
OGCL................................................... 2.10
Parties................................................ preamble
Party.................................................. preamble
Pension Plan........................................... 3.10(c)
Person................................................. 9.3(a)(ix)
Proxy Statement/Prospectus............................. 6.4
PwC.................................................... 6.18
Release................................................ 3.12
Representative......................................... 5.3(b)
SEC.................................................... recitals
Securities Act......................................... 3.5(b)
Significant Subsidiary................................. 9.3(a)(x)
Stock Option Agreements................................ recitals
Subsidiary............................................. 9.3(a)(xi)
Surviving Corporation.................................. 1.1
Tax.................................................... 3.16
Tax Return............................................. 3.16
Taxable................................................ 3.16
Taxes.................................................. 3.16
Termination Date....................................... 8.1(b)

                     AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER, dated as of October 18, 1998 (this "Agreement"), by and among The Kroger Co. ("Kroger"), an Ohio
                                            ------
corporation, Jobsite Holdings, Inc. ("Jobsite Holdings" or "Merger
                                      ----------------      ------
Sub"), a Delaware corporation and a wholly owned subsidiary of
---
Kroger, and Fred Meyer, Inc. ("Fred Meyer"), a Delaware
                               ----------
corporation. Kroger and Fred Meyer are sometimes referred to herein, individually, as a "Party," and together, as the "Parties."
                    -----                         -------

                         W I T N E S S E T H:

     WHEREAS, the respective Boards of Directors of Kroger, Jobsite Holdings and Fred Meyer have each determined that the merger of Jobsite Holdings with and into Fred Meyer (the "Merger")
                                                ------
upon the terms and subject to the conditions set forth in this Agreement is advisable, fair to and in the best interests of their respective corporations and stockholders and have approved the Merger;

     WHEREAS, it is intended that, for federal income tax purposes, the Merger will qualify as a taxfree reorganization under Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"),
                                                       ----
and the rules and regulations promulgated thereunder;

     WHEREAS, it is intended that, for accounting purposes, the Merger will be accounted for as a poolingofinterests under United States generally accepted accounting principles ("GAAP") and
                                                  ----
applicable rules and regulations of the Securities and Exchange Commission (the "SEC").
                 ---
     WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition and inducement to Kroger's willingness to enter into this Agreement, Kroger and Fred Meyer have executed and delivered a Stock Option Agreement, dated as of the date hereof (the "Fred Meyer Stock Option Agreement"), pursuant to which Fred
 ---------------------------------
Meyer is granting to Kroger an option to purchase, under certain circumstances, up to a number of shares of common stock, par value $.01 per share, of Fred Meyer (the "Fred Meyer Common Stock" or
                                    -----------------------
"Fred Meyer Shares") equal to 19.9% of the outstanding shares of
 -----------------
Fred Meyer Common Stock with an exercise price of $44.125 per share.

     WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition and inducement to Fred Meyer's willingness to enter into this Agreement, Fred Meyer and Kroger have executed and delivered a Stock Option Agreement, dated as of the date hereof (the "Kroger Stock Option Agreement" and together
             -----------------------------
with the Fred Meyer Stock Option Agreement, the "Stock Option
                                                 ------------
Agreements"), pursuant to which Kroger is granting to Fred Meyer an
----------
option to purchase, under certain circumstances, up to a number of shares of common stock, par value $1.00 per share, of Kroger, together with the associated preferred stock purchase rights (the "Kroger Common Stock" or "Kroger Shares") equal to 19.9% of the
 -------------------      -------------
outstanding shares of Kroger Common Stock with an exercise price of $50.00 per share.

     WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition and inducement to Kroger's willingness to enter into this Agreement, Kroger and certain stockholders of Fred Meyer have executed and delivered Voting Agreements, dated as of this date.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained in this Agreement, and intending to be legally bound hereby, the parties agree as follows (certain capitalized terms used herein are defined in Section 9.3):

                               ARTICLE I

     Section 1.1 The Merger
                 ----------
     At the Effective Time (as defined) and subject to and upon the terms and conditions of this Agreement and in accordance with the Delaware General Corporation Law (the "DGCL"), Jobsite Holdings
                                       ----
shall be merged with and into Fred Meyer and the separate corporate existence of Jobsite Holdings shall cease. Fred Meyer shall continue as the surviving corporation (sometimes referred to as the "Surviving
                                                            ---------
Corporation") in the Merger, and as of the Effective Time shall be a
-----------
whollyowned subsidiary of Kroger. The Merger shall have the effects specified in Section 259(a) of the DGCL.

     Section 1.2    The Closing; Effective Time
                    ---------------------------

     (a)  The closing of the Merger (the "Closing") shall take
                                          -------
place (i) at the offices of Fried, Frank, Harris, Shriver & Jacobson, One New York Plaza, New York, New York, 10004, at 10:00 A.M. local time, on the second business day following the date on which the last to be satisfied or waived of the conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or, where permitted, waiver of those conditions) shall be satisfied or waived in accordance with this Agreement or (ii) at such other place, time and/or date as Kroger and Fred Meyer shall agree (the date of the Closing, the "Closing Date").
              ------------
     (b) On the Closing Date, Kroger, Fred Meyer and Jobsite Holdings shall cause a certificate of merger in respect of the Merger to be properly executed and filed with the Secretary of State of the State of Delaware as provided in Section 251 of the DGCL. The Merger shall become effective at such time at which the certificate of merger shall be duly filed with Secretary of State of Delaware or at such later time reflected in the certificate of merger as shall be agreed by Kroger and Fred Meyer (the time that the Merger becomes effective, the "Effective Time").
                --------------

     Section 1.3    Subsequent Actions
                    ------------------

     If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to continue in, vest, perfect or confirm of record or otherwise in the Surviving Corporation's right, title or interest in, to or under any of the rights, properties, privileges, franchises or assets of either of its constituent corporations acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger, or otherwise to carry out the intent of this Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of either of the constituent corporations of the Merger, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of each of such corporations or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties, privileges, franchises or assets in the Surviving Corporation (as defined) or otherwise to carry out the intent of this Agreement.

     Section 1.4    Certificate of Incorporation; Bylaws; Directors
                    ----------------------------------------------
and Officers of the Surviving Corporation
-----------------------------------------
     Unless otherwise agreed by Kroger and Fred Meyer prior to the Closing, at the Effective Time:

     (a) The certificate of incorporation attached hereto as Exhibit A shall be at and after the Effective Time (until amended as provided by law and by that certificate of incorporation) the certificate of incorporation of the Surviving Corporation.

     (b) The bylaws of Jobsite Holdings as in effect immediately prior to the Effective Time shall be at and after the Effective Time (until amended as provided by law, the certificate of incorporation of the Surviving Corporation and the bylaws of the Surviving Corporation, as applicable) the bylaws of the Surviving Corporation;

     (c) The officers of Fred Meyer immediately prior to the Effective Time shall continue to serve in their respective offices of the Surviving Corporation from and after the Effective Time, until their successors are elected or appointed and qualified or until their resignation or removal; and

     (d) The directors of Jobsite Holdings immediately prior to the Effective Time shall be the directors of the Surviving Corporation from and after the Effective Time, until their successors are elected or appointed and qualified or until their resignation or removal.


                              ARTICLE II

Section 2.1    Treatment of Capital Stock
               --------------------------

     The manner and basis of converting the shares of common stock of Fred Meyer and Jobsite Holdings, by virtue of the Merger and without any action on the part of any holder thereof, shall be as set forth in this Article II.

Section 2.2    Conversion of Common Stock
               --------------------------

     (a) Each share of Fred Meyer Common Stock issued and outstanding immediately prior to the Effective Time (excluding those held in the treasury of Fred Meyer, by any of its Subsidiaries (as defined) or by Kroger or any of its Subsidiaries (collectively, the "Excluded Shares")), and all rights in respect
 ---------------
thereof, shall at the Effective Time, without any action on the part of any holder, forthwith cease to exist and be converted into the right to receive one (1) (the "Exchange Ratio") validly issued,
                               --------------
fully paid and nonassessable share of Kroger Common Stock. Holders of Shares of Fred Meyer Common Stock shall also have the right to receive together with each share of Kroger Common Stock issued at the Effective Time, one associated right (an "Kroger Right") in
                                          ------------
accordance with the Rights Agreement, dated as of April 4, 1997, between Kroger and the Bank of New York, as Rights Agent (the "Kroger
                                                               ------
Rights Agreement").  Reference to the shares of Kroger Common Stock
----------------
issuable at the Effective Time shall be deemed to include the associated Kroger Rights.

     (b) Except as otherwise provided, commencing immediately after the Effective Time, each certificate which, immediately prior to the Effective Time, represented issued and outstanding shares of Fred Meyer Common Stock shall evidence the right to receive shares of Kroger Common Stock on the basis set forth in paragraph (a) above.

     Section 2.3    Cancellation of Excluded Shares
                    -------------------------------
     At the Effective Time, each Excluded Share, by virtue of the Merger and without any action on the part of the holder thereof, shall cease to be outstanding, shall be canceled and retired, and no shares of stock or other securities of Kroger or the Surviving Corporation shall be issuable, and no payment or other consideration shall be made or paid in respect of the Excluded Share.

     Section 2.4    Conversion of Common Stock of Jobsite Holdings
                    ----------------------------------------------

     At the Effective Time, each share of common stock of Jobsite Holdings issued and outstanding immediately prior to the Effective Time, and all rights in respect thereof, shall, without any action on the part of Kroger, forthwith cease to exist and be converted into one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation.

     Section 2.5    Exchange Agent; Exchange Procedures
                    -----------------------------------

     (a) Subject to the terms and conditions of this Agreement, at or prior to the Effective Time, Kroger shall appoint Bank of New York, or such other exchange agent selected by Kroger that is reasonably acceptable to Fred Meyer (the "Exchange Agent"), to
                                          --------------
effect the exchange of Fred Meyer Shares for shares of Kroger Common Stock in accordance with the provisions of this Article II. As soon as reasonably practicable following the Effective Time, Kroger shall deposit, or cause to be deposited, with the Exchange Agent certificates representing the shares of Kroger Common Stock to be issued in the Merger, and the amount of any dividends or distributions in accordance with Section 2.5(b) (the "Exchange
                                                      --------
Fund").
----

     (b) As soon as reasonably practicable after the Effective Time, Kroger shall instruct the Exchange Agent to mail to each record holder of a certificate or certificates which immediately prior to the Effective Time represented Fred Meyer Shares (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to such certificates shall pass, only upon delivery to the Exchange Agent and shall be in such form and have such other provisions as Kroger shall reasonably specify) and (ii) instructions for use in effecting the surrender of certificates which immediately prior to the Effective Time represented Fred Meyer Shares for certificates representing shares of Kroger Common Stock. Commencing immediately after the Effective Time, upon the surrender to the Exchange Agent of such certificate or certificates representing Fred Meyer Shares, together with a duly executed and completed letter of transmittal and all other documents and other materials required by the Exchange Agent to be delivered in connection therewith, the holder shall be entitled to receive a certificate or certificates representing the number of whole shares of Kroger Common Stock into which the shares of Fred Meyer Common Stock which immediately prior to the Effective Time were represented by the certificate or certificates so surrendered shall have been converted in accordance with the provisions of Section 2.2. Unless and until any certificate or certificates which immediately prior to the Effective Time represented shares of Fred Meyer Common Stock are so surrendered, no dividend or other distribution, if any, payable to the holders of record of shares of Kroger Common Stock as of any date subsequent to the Effective Time shall be paid to the holder of such certificate or certificates. Except as otherwise provided, upon the surrender of any certificate or certificates which immediately prior to the Effective Time represented Fred Meyer Shares, the record holder of the certificate or certificates representing shares of Kroger Common Stock issued in exchange therefor shall be entitled to receive (i) at the time of surrender, the amount of any dividends or other distributions (net of any applicable tax withholdings) having a record date after the Effective Time and a payment date prior to the surrender date, payable in respect of such shares of Kroger Common Stock and (ii) at the appropriate payment date, the amount of dividends or other distributions (net of any applicable tax withholdings) having a record date after the Effective Time and a payment date subsequent to the date of such surrender, payable in respect of such shares of Kroger Common Stock. No interest shall be payable in respect of the payment of dividends or distributions pursuant to the immediately preceding sentence.

     (c) Notwithstanding anything in this Agreement to the contrary, certificates surrendered for exchange by any "affiliate" (as defined) of Fred Meyer shall not be exchanged for shares of Kroger Common Stock until Kroger shall have received a signed agreement from the "affiliate" as provided in Section 6.14.

     Section 2.6    Transfer Books
                    --------------

     The stock transfer books of Fred Meyer shall be closed at the Effective Time and no transfer of any Fred Meyer Shares will thereafter be recorded on any of the stock transfer books. In the event of a transfer of ownership of any Fred Meyer Shares that is not registered in the stock transfer records of Fred Meyer at the Effective Time, a certificate or certificates representing the number of full shares of Kroger Common Stock into which such Fred Meyer Shares shall have been converted in the Merger shall be issued to the transferee together with a cash payment in accordance with Section 2.5(b) of dividends or distributions, if any, only if the certificate or certificates which immediately prior to the Effective Time represented such Fred Meyer Shares are surrendered as provided in
Section 2.5, accompanied by all documents required to evidence and effect such transfer and by evidence of payment of any applicable stock transfer taxes.

     Section 2.7 Termination of Exchange Fund
                 ----------------------------
     Any portion of the Exchange Fund which remains undistributed one year after the Effective Time shall be delivered to Kroger upon demand, and each holder of Fred Meyer Shares who had not theretofore surrendered certificates or certificates which immediately prior to the Effective Time represented Fred Meyer Shares in accordance with the provisions of this Article II shall thereafter look only to Kroger for satisfaction of such holder's claims for shares of Kroger Common Stock and any dividends or distributions payable in accordance with Section 2.5(b). Notwithstanding the foregoing, none of Kroger, the Surviving Corporation, the Exchange Agent or any other Person shall be liable to any former holder of Fred Meyer Shares for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

     Section 2.8 Options to Purchase Fred Meyer Shares
                 -------------------------------------
     (a) Prior to the Effective Time, Fred Meyer shall take all action reasonably necessary with respect to each of the Fred Meyer Benefit Plans (as defined) pursuant to which options to purchase Fred Meyer Shares (the "Fred Meyer Options") will be outstanding
                   ------------------
immediately prior to the Effective Time such that as of and after the Effective Time each Fred Meyer Option shall entitle the holder to purchase that number of shares of Kroger Common Stock as is equal to the product of (x) the number of shares of Fred Meyer Common Stock subject to the option immediately prior to the Effective Time and (y) the Exchange Ratio; and the exercise price per share of Kroger Common Stock subject to such option shall be equal to (x) the exercise price per share of Fred Meyer Common Stock immediately prior to the Effective Time divided by (y) the Exchange Ratio. Except as required by the terms of such Fred Meyer Option, (i) Fred Meyer shall take no action to cause any Fred Meyer Option which pursuant to its terms as in effect as of this date would not become vested or exercisable by reason of the transactions contemplated by this Agreement to become vested or exercisable in connection herewith, and (ii) nothing contained in this Agreement shall be interpreted as causing any such Fred Meyer Option to become vested or exercisable.

     (b) Notwithstanding the foregoing, the exercise price shall be rounded, if necessary, to the nearest one one-hundredth of a cent. Other than as provided in paragraph (a) above and in the prior sentence of this paragraph (b), as of and after the Effective Time, each Fred Meyer Option shall be subject to the same terms and conditions as in effect immediately prior to the Effective Time, but giving effect to the Merger (it being understood that all Fred Meyer Options exercisable at the same price and granted on the same date shall be aggregated for this purpose).

     (c) As soon as practicable after the Effective Time, Kroger shall deliver to each holder of Fred Meyer Options a notice stating the number of shares of Kroger Common Stock then covered by such Fred Meyer Options, the exercise price per share for each such share of Kroger Common Stock and an acknowledgment that, except for the conversion of the Fred Meyer Options into options to purchase shares of Kroger Common Stock as described in such notice, the provisions of the Fred Meyer Benefit Plans pursuant to which such Fred Meyer Options were originally granted and the agreements evidencing the grants of such Fred Meyer Options shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section 2.8 after giving effect to the Merger and the terms of the relevant Fred Meyer Benefit Plan).

     (d) Kroger shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Kroger Common Stock for delivery upon exercise of all of the Fred Meyer Options in accordance with this Section 2.8. As soon as practicable after the Effective Time, Kroger shall file a registration statement on Form S-8 (or any successor or other appropriate forms) with respect to the shares of Kroger Common Stock subject to the Fred Meyer Options and shall use all reasonable efforts to maintain the effectiveness of this registration statement (and maintain the current status of the prospectus or prospectuses contained therein) for so long as the Fred Meyer Options remain outstanding.

     Section 2.9    Warrants to Purchase Fred Meyer Shares
                    --------------------------------------
     At the Effective Time, Kroger will execute a supplemental warrant agreement as required by Section 9(l) of that certain Warrant Agreement, dated May 23, 1996, among Smith's Food & Drug Centers,
Inc. and The Yucaipa Companies, as supplemented by the Supplemental Warrant Agreement, dated as of September 9, 1997.

     Section 2.10   Appraisal Rights
                    ----------------
     In accordance with Section 262 of the DGCL, no appraisal rights shall be available to holders of Fred Meyer Shares in connection with the Merger. Appraisal rights shall be available to holders of Kroger in connection with the Merger in accordance with Sections 1701.84(D) and 1701.85 of the Ohio General Corporation Law (the "OGCL").
                                                      ----

     Section 2.11   Certain Adjustments
                    -------------------
     If between the date of this Agreement and the Effective Time, the outstanding shares of Fred Meyer Common Stock or Kroger Common Stock shall be changed into a different number of shares by reason of any stock split, combination of shares, or any dividend payable in stock shall be declared thereon with a record date within such period, the Exchange Ratio shall be appropriately adjusted and provisions shall be made for appropriate payments in lieu of the issuance of fractional shares of Kroger Common Stock in order to provide the holders of Fred Meyer Shares the same economic effect as contemplated by this Agreement prior to such event.

     Section 2.12   Restricted Stock
                    ----------------
     At the Effective Time, any shares of Fred Meyer Common Stock awarded pursuant to any plan, arrangement or transaction and outstanding immediately prior to the Effective Time shall be converted into shares of Kroger Common Stock in accordance with
Section 2.2, subject to the same terms, conditions and restrictions as in effect immediately prior to the Effective Time, except to the extent that these terms, conditions and restrictions may be altered in accordance with their terms as a result of the transactions contemplated hereby.

     Section 2.13   Assignment
                    ----------

     Notwithstanding anything in this Agreement to the contrary, Kroger may, in its sole discretion, restructure the Merger so as to substitute Kroger for Jobsite Holdings as one of the constituent corporations in the Merger and so that Fred Meyer shall merge with and into Kroger with Kroger continuing as the surviving corporation in the Merger, provided that such restructuring could not reasonably be expected to interfere with or delay (in any material respect) the consummation of the Merger by reason of any Consent relating to Kroger that would not have been required to have been obtained by Kroger had the Merger not been so restructured. In the event of such restructuring, the Parties shall promptly enter into any amendment to this Agreement necessary or desirable to provide for such restructuring.

                              ARTICLE III

     Except as set forth in the corresponding sections or subsections of the disclosure letter, dated this date, delivered by Fred Meyer to Kroger (the "Fred Meyer Disclosure Letter"), Fred Meyer hereby
             ----------------------------
represents and warrants to Kroger and Jobsite Holdings as follows:

     Section 3.1    Organization and Qualification; Subsidiaries
                    --------------------------------------------

     (a) Fred Meyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of the Subsidiaries of Fred Meyer is a corporation or other business entity duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, and each of Fred Meyer and its Subsidiaries has the requisite corporate or other organizational power and authority to own, operate or lease its properties and to carry on its business as it is now being conducted, and is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned, operated or leased or the nature of its activities makes such qualification necessary, in each case except as would not, individually or in the aggregate, reasonably be expected to have a Fred Meyer Material Adverse Effect (as defined).

     (b) All of the outstanding shares of capital stock and other equity securities of the Subsidiaries of Fred Meyer have been validly issued and are fully paid and nonassessable, and are owned, directly or indirectly, by Fred Meyer, free and clear of all pledges and security interests. There are no subscriptions, options, warrants, calls, commitments, agreements, conversion rights or other rights of any character (contingent or otherwise) entitling any Person to purchase or otherwise acquire from Fred Meyer or any of its Subsidiaries at any time, or upon the happening of any stated event, any shares of capital stock or other equity securities of any of the Subsidiaries of Fred Meyer. The Fred Meyer Disclosure Letter lists the name and jurisdiction of incorporation or organization of each Subsidiary of Fred Meyer.

     (c) Except for interests in its Subsidiaries, neither Fred Meyer nor any of its Subsidiaries owns directly or indirectly any equity interest in any Person or has any obligation or made any commitment to acquire any such interest or make any such investment.

     Section 3.2    Certificate of Incorporation and Bylaws
                    ---------------------------------------

     Fred Meyer has furnished, or otherwise made available, to Kroger a complete and correct copy of its Certificate of Incorporation (the "Fred Meyer Certificate of Incorporation") and its bylaws, as amended
 --------------------------------------
to the date of this Agreement. The Fred Meyer Certificate of Incorporation and the bylaws of Fred Meyer are in full force and effect. Fred Meyer is not in violation of any of the provisions of the Fred Meyer Certificate of Incorporation or its bylaws.

     Section 3.3    Capitalization
                    --------------

     (a) The authorized capital stock of Fred Meyer consists of 400,000,000 shares of Fred Meyer Common Stock and 100,000,000 shares of Preferred Stock, par value $.01 per share (the "Fred Meyer
                                                   ----------
Preferred Stock").  At the close of business on October 15, 1998 (the
---------------
"Fred Meyer Capital Stock Disclosure Date"), (i) 154,772,188 shares
 ----------------------------------------
of Fred Meyer Common Stock, and no shares of Fred Meyer Preferred Stock, were issued and outstanding and (ii) no shares of Fred Meyer Common Stock or Fred Meyer Preferred Stock, were held by Fred Meyer in its treasury. The Fred Meyer Disclosure Letter lists the number of shares of Fred Meyer Common Stock and Fred Meyer Preferred Stock reserved for issuance as of the Fred Meyer Capital Stock Disclosure Date under each of the Fred Meyer Benefit Plans (as defined) or otherwise. Since the Fred Meyer Capital Stock Disclosure Date until the date of this Agreement, no shares of Fred Meyer Common Stock or Fred Meyer Preferred Stock have been issued or reserved for issuance, except in respect of the exercise, conversion or exchange of Fred Meyer Equity Rights (as defined) outstanding as of the Fred Meyer Capital Stock Disclosure Date and in connection with the Fred Meyer Stock Option Agreement. For purposes of this Agreement, "Fred Meyer
                                                         ----------
Equity Rights" shall mean subscriptions, options, warrants, calls,
-------------
commitments, agreements, conversion rights or other rights of any character (contingent or otherwise) to purchase or otherwise acquire from Fred Meyer or any of its Subsidiaries at any time, or upon the happening of any stated event, any shares of the capital stock of Fred Meyer. The Fred Meyer Disclosure Letter sets forth the number and type of Fred Meyer Equity Rights (including the number and class of Fred Meyer's capital stock for or into which the Fred Meyer Equity Rights are exercisable, convertible or exchangeable and any Fred Meyer Benefit Plan pursuant to which such Fred Meyer Equity Rights were granted or issued) outstanding as of the Fred Meyer Capital Stock Disclosure Date. Other than (i) the Fred Meyer Equity Rights disclosed in the Fred Meyer Disclosure Letter; (ii) Fred Meyer Equity Rights granted pursuant to the Fred Meyer Stock Option Agreement and
(iii) a warrant for 3,869,366 shares of Fred Meyer Common Stock, Fred Meyer does not have outstanding any Fred Meyer Equity Rights as of the date of this Agreement. Except as disclosed in the Fred Meyer SEC Reports (as defined), no stockholders of Fred Meyer are party to any voting agreement, voting trust or similar arrangement with respect to Fred Meyer Shares to which Fred Meyer or any Subsidiary of Fred Meyer is a Party.

     (b) There are no outstanding obligations of Fred Meyer or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of Fred Meyer Common Stock or any Fred Meyer Equity Rights (except in connection with the exercise, conversion or exchange of outstanding Fred Meyer Equity Rights). All of the issued and outstanding shares of Fred Meyer Common Stock are validly issued, fully paid, nonassessable and free of preemptive rights. No shares of Fred Meyer Common Stock have been repurchased by Fred Meyer or any of its Subsidiaries since October 1, 1996.

     Section 3.4    Power and Authority; Authorization; Valid &
                    --------------------------------------------
                    Binding
                    -------

     Fred Meyer has the necessary corporate power and authority to enter into and deliver this Agreement and the Stock Option Agreements and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby, except that the Merger is subject to the adoption and approval of this Agreement and the Merger by Fred Meyer s stockholders as required by the DGCL. The execution and delivery of this Agreement and the Stock Option Agreements by Fred Meyer, the performance by it of its obligations hereunder and thereunder and the consummation by Fred Meyer of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action on the part of Fred Meyer (other than with respect to the Merger and the adoption and approval of this Agreement and the Merger by its stockholders as required by the DGCL). This Agreement and the Stock Option Agreements have been duly executed and delivered by Fred Meyer and, assuming the due authorization, execution and delivery of this Agreement by Kroger and Merger Sub and the execution and delivery of the Stock Option Agreements by Kroger, each agreement constitutes a legal, valid and binding obligation of Fred Meyer enforceable against it in accordance with the terms hereof or thereof, subject to bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     Section 3.5    No Conflict; Required Filings and Consents
                    ------------------------------------------

     (a) The execution and delivery of this Agreement and the Stock Option Agreements by Fred Meyer does not, and the performance by Fred Meyer of its obligations hereunder and thereunder and the consummation by Fred Meyer of the transactions contemplated hereby, and thereby will not, (i) violate or conflict with the Fred Meyer Certificate of Incorporation or the bylaws of Fred Meyer, (ii) subject to obtaining or making the notices, reports, filings, waivers, consents, approvals or authorizations referred to in paragraph (b) below, conflict with or violate any law, regulation, court order, judgment or decree applicable to Fred Meyer or any of its Subsidiaries or by which any of their respective property is bound or affected or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, cancellation, vesting, modification, alteration or acceleration of any obligation under, result in the creation of a lien, claim or encumbrance on any of the properties or assets of Fred Meyer or any of its Subsidiaries pursuant to, result in the loss of any material benefit under (including an increase in the price paid by, or cost to, Fred Meyer or any of its Subsidiaries), require the consent of any other party to, or result in any obligation on the part of Fred Meyer or any of its Subsidiaries to repurchase (with respect to a bond or a note), any agreement, contract, instrument, bond, note, indenture, permit, license or franchise to which Fred Meyer or any of its Subsidiaries is a party or by which Fred Meyer, any of its Subsidiaries or any of their respective property is bound or affected, except, in the case of clauses (ii) and (iii) above, as would not, individually or in the aggregate, reasonably be expected to have a Fred Meyer Material Adverse Effect.

     (b) Except for applicable requirements, if any, under the premerger notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), the
                                                     -------
filing of a certificate of merger with respect to the Merger as required by the DGCL, filings with the SEC under the Securities Act of 1933, as amended (the "Securities Act"), and the Securities
                          --------------
Exchange Act of 1934, as amended (the "Exchange Act"), any filings
                                       ------------
required pursuant to any state securities or "blue sky" laws, any filings required pursuant to any state liquor, gaming or pharmacy laws, any applicable requirements of any Environmental Laws (as defined) governing the transfer of any interest in real property or of business operations (including, without limitation, transfer acts, notifications and deed restrictions), the transfer of application requirements with respect to the environmental permits of Fred Meyer or its Subsidiaries, filings or other actions required pursuant to the rules and regulations of any stock exchange on which the Fred Meyer Shares are listed, and approval of stockholders under the DGCL or under the rules and regulations of the NYSE, neither Fred Meyer nor any of its Subsidiaries is required to submit any notice, report or other filing with any Governmental Entity (as herein defined) in connection with the execution, delivery, performance or consummation of this Agreement, the Stock Option Agreements or the Merger, except for such notices, reports or filings that, if not made, would not, individually or in the aggregate, reasonably be expected to have a Fred Meyer Material Adverse Effect. Except as set forth in the immediately preceding sentence, no waiver, consent, approval or authorization of any governmental or regulatory authority, court, agency, commission or other governmental entity or any securities exchange or other self-regulatory body, domestic or foreign ("Governmental Entity"), is required to be obtained by Fred Meyer or
  -------------------
any of its Subsidiaries in connection with its execution, delivery, performance or consummation of this Agreement, the Stock Option Agreements or the transactions contemplated hereby and thereunder except for such waivers, consents, approvals or authorizations that, if not obtained or made, would not, individually or in the aggregate, reasonably be expected to have, a Fred Meyer Material Adverse Effect.

     Section 3.6    SEC Reports; Financial Statements
                    ---------------------------------

     (a) Fred Meyer and its predecessors have filed all forms, reports and documents (including all Exhibits, Schedules and Annexes thereto) required to be filed by them with the SEC since January 29, 1995, including any amendments or supplements (collectively, including any such forms, reports and documents filed after this date, the "Fred Meyer SEC Reports"), and, with respect to the Fred
           ----------------------
Meyer SEC Reports filed by Fred Meyer after the date hereof and prior to the Closing Date, will deliver or make available to Kroger all of its Fred Meyer SEC Reports in the form filed with the SEC. The Fred Meyer SEC Reports (i) were (and any Fred Meyer SEC Reports filed after this date will be) in all material respects in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations promulgated thereunder, and (ii) as of their respective filing dates, did not (and any Fred Meyer SEC Reports filed after this date will not) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     (b) The financial statements, including all related notes and schedules, contained in the Fred Meyer SEC Reports (or incorporated therein by reference) fairly present in all material respects (or, with respect to financial statements contained in the Fred Meyer SEC Reports filed after this date, will fairly present in all material respects) the consolidated financial position of Fred Meyer and its consolidated subsidiaries as of the respective dates and the consolidated results of operations, retained earnings and cash flows of Fred Meyer and its consolidated subsidiaries for the respective periods indicated, in each case in accordance with GAAP applied on a consistent basis throughout the periods involved (except for changes in accounting principles disclosed in the notes) and the rules and regulations of the SEC, except with respect to interim financial statements for normal year-end adjustments which were not or are not expected to be, as the case may be, individually or in the aggregate, material in amount and did not or will not, as the case may be, include certain notes which may be required by GAAP but which are not required by Form 10-Q of the SEC.

     Section 3.7    Absence of Certain Changes
                    --------------------------

     Except as disclosed in the Fred Meyer SEC Reports filed prior to this date, (a) since the end of Fred Meyer s fiscal year last ended, Fred Meyer and each of its Subsidiaries has conducted its business in all material respects in the ordinary and usual course of its business consistent with past practice and there has not been any change in the financial condition, business, prospects or results of operations of Fred Meyer and its Subsidiaries, or any development or combination of developments that, individually or in the aggregate, has had or would reasonably be expected to have a Fred Meyer Material Adverse Effect and (b) since the end of Fred Meyer s fiscal year last ended until this date there has not been (i) any declaration, setting aside or payment of any dividend or other distribution in respect of the capital stock of Fred Meyer; (ii) any change by Fred Meyer to its accounting policies, practices or methods; (iii) other than in the ordinary course of business consistent with past practice, any material tax election made or changed, any audit settled or any amended Tax Returns (as defined) filed; (iv) any amendment or change to the terms of any of its indebtedness material to Fred Meyer and its Subsidiaries taken as a whole; (v) any incurrence of any material indebtedness outside of the ordinary course of business; (vi) outside the ordinary course of business, any transfer, lease, license, sale, mortgage, pledge, encumbrance or other disposition of assets or properties material to Fred Meyer and its Subsidiaries taken as a whole; (vii) any material damage, destruction or other casualty loss with respect to any asset or property owned, leased or otherwise used by Fred Meyer or its Subsidiaries material to Fred Meyer and its Subsidiaries taken as a whole, whether or not covered by insurance;
(viii) except in the ordinary course of business consistent with past practice for employees other than executive officers or directors, or except as required by applicable law or pursuant to a contractual obligation in effect as of the date of this Agreement, (A) any execution, adoption or amendment of any agreement or arrangement relating to severance or any employment or consulting agreement with any officer, director or other key employee, or any amendment to any Fred Meyer Benefit Plan or adoption or execution of any new employee benefit plan for the benefit of any officer, director or other key employee (including, without limitation, the Fred Meyer Benefit Plans referred to in Section 3.10) or (B) any grant of any stock options or other equity related award; or (ix) any agreement or commitment entered into with respect to any of the foregoing.

     Section 3.8    Litigation and Liabilities
                    --------------------------

     (a) Except as disclosed in the Fred Meyer SEC Reports filed prior to this date, there are no civil, criminal or administrative actions, suits or claims, proceedings (including condemnation proceedings) or, to the knowledge of Fred Meyer, hearings or investigations, pending or, to the knowledge of Fred Meyer, threatened against Fred Meyer or any of its Subsidiaries or any of their respective properties and assets, except for any of the foregoing which would not, individually or in the aggregate, reasonably be expected to have a Fred Meyer Material Adverse Effect.

     (b) Neither Fred Meyer nor any of its Subsidiaries has any liabilities (absolute, accrued, contingent or otherwise) the existence of which would, individually or in the aggregate, reasonably be expected to have a Fred Meyer Material Adverse Effect except (i) liabilities described in the Fred Meyer SEC Reports filed with the SEC prior to the date hereof or reflected on Fred Meyer s consolidated balance sheet (and related notes thereto) as of the end of its most recently completed fiscal year filed in the Fred Meyer SEC Reports or (ii) liabilities permitted to be incurred pursuant to
Section 5.1.

     Section 3.9    No Violation of Law; Permits
                    ----------------------------

The business of Fred Meyer and each of its Subsidiaries is being conducted in accordance with all applicable statutes of law, ordinances, regulations, judgments, orders or decrees of any Governmental Entity, and not in violation of any permits, franchises, licenses, authorizations or consents granted by any Governmental Entity, and Fred Meyer and each of its Subsidiaries has obtained all permits, franchises, licenses, authorizations or consents necessary for the conduct of its business, except, in each case, as would not, individually or in the aggregate, reasonably be expected to have a Fred Meyer Material Adverse Effect. Neither Fred Meyer nor any of its Subsidiaries is subject to any cease and desist or other order, judgment, injunction or decree issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, is a party to any commitment letter or similar undertaking to, is subject to any order or directive by, or has adopted any board resolutions at the request of, any Governmental Entity that materially restricts the conduct of its business (whether the type of business, the location or otherwise) and which, individually or in the aggregate, would reasonably be expected to have a Fred Meyer Material Adverse Effect, nor to the knowledge of Fred Meyer, has Fred Meyer been advised in writing that any Governmental Entity has proposed issuing or requesting any of the foregoing.

     Section 3.10   Employee Matters; ERISA
                    -----------------------

     (a) Set forth in the Fred Meyer Disclosure Letter is a complete list of each Fred Meyer Benefit Plan and each Fred Meyer Multiemployer Plan. The term "Fred Meyer Benefit Plan" shall mean
                               -----------------------
(i) each plan, program, policy, contract or agreement providing for compensation, severance, termination pay, performance awards, stock or stock-related awards, fringe benefits or other employee benefits of any kind, including, without limitation, any "employee benefit plan," within the meaning of Section 3(3) of ERISA but excluding any "multiemployer plan" within the meaning of Sections 3(37) or 4001(a)(3) of ERISA, and (ii) each employment, severance, consulting, non-compete, confidentiality, or similar agreement or contract, in each case, with respect to which Fred Meyer or any Subsidiary of Fred Meyer has or may have any liability (accrued, contingent or otherwise). The term "Fred Meyer Multiemployer Plan" shall mean any
                       ----------------------------
"multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA in respect to which Fred Meyer or any Subsidiary of Fred Meyer has or may have any liability (accrued, contingent or otherwise).

     (b) Fred Meyer has used all commercially reasonable efforts to provide or make available to Kroger (i) current, accurate and complete copies of all documents embodying each Fred Meyer Benefit Plan, including all amendments, written interpretations (which could be regarded as increasing the liabilities of Fred Meyer) and all trust or funding arrangements with respect thereto; (ii) the most recent annual actuarial valuation, if any, prepared for each Fred Meyer Benefit Plan; (iii) the most recent annual report (Series 5500 and all schedules), if any, required under ERISA in connection with each Fred Meyer Benefit Plan or related trust; (iv) the most recent determination letter received from the Internal Revenue Service, if any, for each Fred Meyer Benefit Plan and related trust which is intended to satisfy the requirements of Section 401(a) of the Code;
(v) if any Fred Meyer Benefit Plan is funded, the most recent annual and periodic accounting of such Fred Meyer Benefit Plan's assets;
(vi) the most recent summary plan description together with the most recent summary of material modifications, if any, required under ERISA with respect to each Fred Meyer Benefit Plan; and (vii) all material communications to any one or more current, former or retired employee, officer, consultant, independent contractor, agent or director of Fred Meyer or any Subsidiary of Fred Meyer (each, a "Fred
                                                                 ----
Meyer Employee" and collectively, the "Fred Meyer Employees")
--------------                         --------------------
relating to each Fred Meyer Benefit Plan (which communication could be regarded as increasing the liabilities of Fred Meyer and its Subsidiaries taken as a whole under the relevant Fred Meyer Benefit
Plan). The liabilities arising under those documents that Fred Meyer has been unable to produce, to the extent not reflected in Fred
Meyer s financial statements, would not reasonably be expected to have a Fred Meyer Material Adverse Effect.

     (c) All Fred Meyer Benefit Plans have been administered in all respects in accordance with the terms thereof and all applicable laws except for violations which, individually or in the aggregate, would not reasonably be expected to have a Fred Meyer Material Adverse Effect. Each Fred Meyer Benefit Plan which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA ("Pension
                                                            -------
Plan") and which is intended to be qualified under Section 401(a) of
----
the Code (each, an "Fred Meyer Pension Plan"), has received a
                    -----------------------
favorable determination letter from the Internal Revenue Service, and Fred Meyer is not aware of any circumstances that would reasonably be expected to result in the revocation or denial of this qualified status. Except as otherwise set forth in the Fred Meyer Disclosure Letter or in the Fred Meyer SEC Reports filed prior to this date, there is no pending or, to Fred Meyer s knowledge, threatened, claim, litigation, proceeding, audit, examination or investigation relating to any Fred Meyer Benefit Plans or any Fred Meyer Employees that, individually or in the aggregate, would reasonably be expected to have a Fred Meyer Material Adverse Effect. With respect to the Voluntary Compliance Resolution filing with the Internal Revenue Service for the Ralph s Food 4 Less Employee Stock Ownership Plan, the Ralph s UFCW Employee Stock Ownership Plan and the Ralph s Teamsters Employee Stock Ownership Plan, Fred Meyer expects that the matter will be resolved without having a Fred Meyer Material Adverse Effect.

     (d) No material liability under Title IV of ERISA has been or is reasonably expected to be incurred by Fred Meyer or any Subsidiaries of Fred Meyer or any entity which is considered a single employer with Fred Meyer or any Subsidiary of Fred Meyer under
Section 4001(a)(15) of ERISA or Section 414 of the Code (an "Fred
                                                             ----
Meyer ERISA Affiliate").  No notice of a "reportable event," within
---------------------
the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any Fred Meyer Pension Plan within the past twelve (12) months.

     (e) All contributions, premiums and payments (other than contributions, premiums or payments that are not material, in the aggregate) required to be made under the terms of any Fred Meyer Benefit Plan have been made. No Fred Meyer Pension Plan has an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA. Neither Fred Meyer nor any Subsidiaries of Fred Meyer nor any Fred Meyer ERISA Affiliate has provided, or is required to provide, security to any Fred Meyer Pension Plan pursuant to Section 401(a)(29) of the Code.

     (f) As of the Closing Date, neither Fred Meyer, any Subsidiary of Fred Meyer nor any Fred Meyer ERISA Affiliate will have incurred any withdrawal liability as described in Section 4201 of ERISA for withdrawals that have occurred on or prior to the Closing Date that has not previously been satisfied. Neither Fred Meyer, any Subsidiary of Fred Meyer nor any Fred Meyer ERISA Affiliate has knowledge that any Fred Meyer Multiemployer Plan fails to qualify under Section 401(a) of the Code, is insolvent or is in reorganization within the meaning of Part 3 of Subtitle E of Title IV of ERISA nor of any condition that would reasonably be expected to result in a Fred Meyer Multiemployer Plan becoming insolvent or going into reorganization.

     (g) Except as set forth in the Fred Meyer Disclosure Letter, the execution of, and performance of the transactions contemplated in, this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) (i) constitute an event under any Fred Meyer Benefit Plan, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Fred Meyer Employee, or (ii) result in the triggering or imposition of any restrictions or limitations on the right of Fred Meyer, any Subsidiary of Fred Meyer or Kroger to amend or terminate any Fred Meyer Benefit Plan. Except as set forth in the Fred Meyer Disclosure Letter, no payment or benefit which will or may be made by Fred Meyer, any Subsidiary of Fred Meyer, Kroger or any of their respective affiliates with respect to any Fred Meyer Employee will be characterized as an "excess parachute payment," within the meaning of
Section 280G(b)(1) of the Code.

     Section 3.11   Labor Matters
                    -------------

     (a) Except as set forth in the Fred Meyer SEC Reports filed prior to this date, and except for those matters that would not, individually or in the aggregate, reasonably be expected to have a Fred Meyer Material Adverse Effect, no work stoppage, slowdown, lockout or labor strike against Fred Meyer or any Subsidiary of Fred Meyer by Fred Meyer Employees (or any union that represents them) is pending or, to the knowledge of Fred Meyer, threatened.

     (b) Except as set forth in the Fred Meyer SEC Reports filed prior to this date and as, individually or in the aggregate, would not reasonably be expected to have a Fred Meyer Material Adverse Effect, as of the date of this Agreement, neither Fred Meyer nor any Subsidiary of Fred Meyer is involved in or, to the knowledge of Fred Meyer, threatened with, any labor dispute, grievance, arbitration or union organizing activity (by it or any of its employees) involving any Fred Meyer Employees.

     Section 3.12   Environmental Matters
                    ---------------------

     Except as set forth in the Fred Meyer SEC Reports filed prior to this date and except for those matters that would not, individually or in the aggregate, reasonably be expected to have a Fred Meyer
Material Adverse Effect:

     (i) Fred Meyer and each of its Subsidiaries is in compliance with all applicable Environmental Laws, and neither Fred Meyer nor any of its Subsidiaries has received any written communication from any Person or Governmental Entity that alleges that Fred Meyer or any of its Subsidiaries is not in compliance with applicable Environmental Laws.

     (ii) Fred Meyer and each of its Subsidiaries has obtained or has applied for all applicable environmental, health and safety permits, licenses, variances, approvals and authorizations required under Environmental Laws (collectively, the "Environmental Permits")
                                       ---------------------
necessary for the construction of its facilities or the conduct of its operations, and all those Environmental Permits are in effect or, where applicable, a renewal application has been timely filed and is pending agency approval, and Fred Meyer and its Subsidiaries are in compliance with all terms and conditions of such Environmental Permits.

     (iii) There is no Environmental Claim (as defined) pending or, to the knowledge of Fred Meyer, threatened (i) against Fred Meyer or any of its Subsidiaries, (ii) against any Person whose liability for any Environmental Claim has been retained or assumed contractually by Fred Meyer or any of its Subsidiaries, or (iii) against any real or personal property or operations which Fred Meyer or any of its Subsidiaries owns, leases or operates, in whole or in part.

     (iv) There have been no Releases (as defined) of any Hazardous Material (as defined) that would be reasonably likely to form the basis of any Environmental Claim against Fred Meyer or any of its Subsidiaries, or against any Person whose liability for any Environmental Claim has been retained or assumed contractually by Fred Meyer or any of its Subsidiaries.

     (v) None of the properties owned, leased or operated by Fred Meyer, its Subsidiaries or any predecessor thereof are now, or were in the past, listed on the National Priorities List of Superfund
Sites or any analogous state list (excluding easements that transgress those Superfund sites).

For purposes of this Agreement:

     (i)  "Environmental Claim" means any and all administrative,
           -------------------
regulatory or judicial actions, suits, demands, demand letters, directives, claims, liens, investigations, proceedings or notices of noncompliance or violation (written or oral) by any person (including any federal, state, local or foreign governmental authority) alleging potential liability (including, without limitation, potential responsibility for or liability for enforcement, investigatory costs, cleanup costs, governmental response costs, removal costs, remedial costs, natural resources damages, property damages, personal injuries or penalties) arising out of, based on or resulting from (A) the presence, or Release or threatened Release into the environment, of any Hazardous Materials at any location, whether or not owned, operated, leased or managed by the representing Party or any of its Subsidiaries; or (B) circumstances forming the basis of any violation or alleged violation of any Environmental Law; or (C) any and all claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence or Release of any Hazardous Materials.

     (ii) "Environmental Laws" means all applicable foreign, federal,
           ------------------
state and local laws, rules, requirements and regulations relating to pollution, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or protection of human health as it relates to the environment including, without limitation, laws and regulations relating to Releases of Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials or relating to management of asbestos in buildings.

     (iii)     "Hazardous Materials" means (A) any petroleum or any
                -------------------
by-products or fractions thereof, asbestos or asbestos-containing materials, urea formaldehyde foam insulation, any form of natural gas, explosives, polychlorinated biphenyls ("PCBs"), radioactive materials, ionizing radiation, electromagnetic field radiation or microwave transmissions; (B) any chemicals, materials or substances, whether waste materials, raw materials or finished products, which are now defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous substances," "restricted hazardous wastes," "toxic substances," "toxic pollutants," "pollutants," "contaminants," or words of similar import under any Environmental Law; and (C) any other chemical, material or substance, whether waste materials, raw materials or finished products, regulated or forming the basis of liability under any Environmental Law.

     (iv) "Release" means any release, spill, emission, leaking,
           -------
injection, deposit, disposal, discharge, dispersal, leaching or migration into the environment (including without limitation ambient air, atmosphere, soil, surface water, groundwater or property).

     Section 3.13   Board Action; Vote Required
                    ---------------------------

     (a) Fred Meyer's Board of Directors has approved this Agreement, the Stock Option Agreements and the transactions contemplated hereby and thereby, including the Merger, has determined that the Merger is in the best interests of Fred Meyer and its stockholders and has resolved to recommend to stockholders that they vote in favor of approving and adopting this Agreement and approving the Merger. Neither Section 203 of the DGCL nor any other state takeover or similar statute or regulation applies to the Merger, this Agreement, the Fred Meyer Stock Option Agreement (including the purchase of shares of Fred Meyer Common Stock thereunder) or any of the transactions contemplated hereby or thereby. In connection with each Fred Meyer Benefit Plan under which a holder of an option granted pursuant thereto would be entitled, in respect of such option, to receive cash upon a change of control, the Board of Directors (or the appropriate Committee thereof) has taken all necessary action so that in connection with the Merger such holder would be entitled to exercise this option solely for shares of Fred Meyer Common Stock or, following the Merger, Kroger Common Stock.

     (b) The affirmative vote of the holders of a majority of all of the outstanding shares of Fred Meyer Common Stock is necessary to approve and adopt this Agreement and the Merger. Such vote is the only vote of the holders of any class or series of Fred Meyer s capital stock required to approve this Agreement and the transactions contemplated hereby.

     Section 3.14   Opinion of Financial Advisor
                    ----------------------------

     Fred Meyer or its Board of Directors has received the opinion of Salomon Smith Barney Inc. and Donaldson, Lufkin & Jenrette Securities Corporation, dated as of this date, to the effect that, as of this date, the Exchange Ratio is fair to the holders of shares of Fred Meyer Common Stock from a financial point of view.

     Section 3.15   Brokers
                    -------

     Set forth in the Fred Meyer Disclosure Letter is a list of each broker, finder or investment banker and other Person entitled to any brokerage, finder's, investment banking or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Fred Meyer or any of its Subsidiaries and the expected amounts of such fees and commissions. Fred Meyer has previously provided to Kroger copies of any agreements giving rise to any such fee or commission.

     Section 3.16   Tax Matters
                    -----------

     (a) All Tax Returns required to be filed by Fred Meyer or its Subsidiaries on or prior to the Effective Time have been or will be prepared in good faith and timely filed with the appropriate Governmental Entity on or prior to the Effective Time or by the due date thereof including extensions and all such Tax Returns are (or, as to Tax Returns not filed on the date hereof, will be) complete and accurate in all material respects, except where the failure to so file or to be complete and accurate would not, individually or in the aggregate, reasonably be expected to be material and except with respect to matters contested in good faith as set forth in the Fred Meyer Disclosure Letter.

     (b) All material Taxes (as herein defined) that are required to be paid, either (i) have been fully paid (except with respect to matters contested in good faith as set forth in the Fred Meyer Disclosure Letter) or (ii) are adequately reflected as a liability on Fred Meyer s or its Subsidiaries' books and records. All Taxes required to be collected or withheld from third parties have been collected or withheld in all material respects.

     (c) With respect to any period for which Tax Returns have not yet been filed, or for which Taxes are not yet due or owing, Fred Meyer and its Subsidiaries have made due and sufficient accruals for such Taxes in their respective books and records and financial statements, except where the failure to so accrue would not, individually or in the aggregate, reasonably be expected to be material.

     (d) Fred Meyer and each of its Subsidiaries have not waived any statute of limitations, or agreed to any extension of time, with respect to federal income or material state Taxes or a material Tax assessment or deficiency.

     (e) As of this date, (i) there are not pending or, to the knowledge of Fred Meyer, threatened, any audits, examinations, investigations or other proceedings in respect of Taxes or Tax matters and (ii) there are not any unresolved questions or claims concerning Fred Meyer s or any of its Subsidiaries' Tax liability that (x) were raised by any Taxing authority in a communication to Fred Meyer or any Subsidiary and (y) would be, individually or in the aggregate, material to Fred Meyer and its Subsidiaries taken as a whole, after taking into account any reserves for Taxes set forth on the most recent balance sheet contained in the Fred Meyer SEC Reports filed prior to this date.

     (f) Fred Meyer has made available to Kroger correct and complete copies of the United States federal income and all material state income or franchise Tax Returns filed by Fred Meyer and its Subsidiaries for each of its fiscal years ended on or about January 31, 1996, 1997 and 1998.

     (g) Fred Meyer has not distributed the stock of a "controlled corporation" (within the meaning of that term as used in section
355(a) of the Code) in a transaction subject to section 355 of the Code within the past two years.

     As used in this Agreement, (i) the term "Tax" (including, with
                                              ---
correlative meaning, the terms "Taxes" and "Taxable") includes all
                                -----       -------
federal, state, local and foreign income, profits, franchise, gross receipts, license, premium, environmental (including taxes under
Section 59A of the Code), capital stock, severance, stamp, payroll, sales, employment, unemployment, disability, use, transfer, property, withholding, excise, production, occupation, windfall profits, customs duties, social security (or similar), registration, value added, alternative or add-on minimum, estimated, occupancy and other taxes, duties or governmental assessments of any nature whatsoever, together with all interest, penalties and additions imposed with respect to such amounts and any interest in respect of such penalties and additions, and (ii) the term "Tax Return" includes all returns
                                  ----------
and reports (including elections, declarations, disclosures, schedules, estimates and information returns and any amendment thereto) required to be supplied to a Tax authority relating to Taxes.

     Section 3.17   Intellectual Property

                    ---------------------
Neither Fred Meyer nor any of its Subsidiaries currently utilizes, or to the knowledge of the general counsel and members of the legal department of Fred Meyer involved in intellectual property, has in the past utilized, any existing or pending patent, trademark, trade name, service mark, copyright, software, trade secret or know-how, except for those which are owned, possessed or lawfully used by Fred Meyer or its Subsidiaries in their business operations, and neither Fred Meyer nor any of its Subsidiaries infringes upon or unlawfully uses any patent, trademark, trade name, service mark, copyright or trade secret owned or validly claimed by another Person except, in each case, as would not, individually or in the aggregate, reasonably be expected to have a Fred Meyer Material Adverse Effect. Fred Meyer and its Subsidiaries own, have a valid license to use or have the right validly to use all existing and pending patents, trademarks, tradenames, service marks, copyrights and software necessary to carry on their respective businesses substantially as currently conducted except the failure of which to own, validly license or have the right validly to use, individually or in the aggregate, would not reasonably be expected to have a Fred Meyer Material Adverse Effect.

     Section 3.18   Insurance
                    ---------

     Except to the extent adequately accrued on the most recent balance sheet contained in the Fred Meyer SEC Reports filed as of this date, neither Fred Meyer nor its Subsidiaries has any obligation (contingent or otherwise) to pay in connection with any insurance policies any retroactive premiums or "retro-premiums" that, individually or in the aggregate, would reasonably be expected to have a Fred Meyer Material Adverse Effect.

     Section 3.19   Contracts and Commitments
                    -------------------------

     Set forth in the Fred Meyer Disclosure Letter is a complete and accurate list of all of the following contracts (written or oral), plans, undertakings, commitments or agreements ("Fred Meyer
                                                 ----------
Contracts") to which Fred Meyer or any of its Subsidiaries is a party
---------
or by which any of them is bound as of the date of this Agreement:

     (a) each distribution, supply, inventory purchase, franchise, license, sales, agency or advertising contract involving annual expenditures or liabilities in excess of $30,000,000 which is not cancelable (without material penalty, cost or other liability) within one year;

     (b) each promissory note, loan, agreement, indenture, evidence of indebtedness or other instrument providing for the lending of money, whether as borrower, lender or guarantor, in excess of $20,000,000;

     (c) each contract, lease, agreement, instrument or other arrangement (excluding jewelry store leases) containing any "radius clause" applicable to markets in which Kroger has operations;

     (d) each joint venture or partnership agreement pursuant to which any third party is entitled to develop any property and/or facility on behalf of Fred Meyer or any of its Subsidiaries material to Fred Meyer and its Subsidiaries taken as a whole; and

     (e) any contract that would constitute a "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC).

     Correct and complete copies of the written Fred Meyer Contracts, as amended to date, that would be required to be filed as exhibits to Fred Meyer s Form 10-K if such Form 10-K were being filed on this date, that have not been filed prior to the date hereof as Exhibits to the Fred Meyer SEC Reports have been delivered or made available to Kroger.

     Each Fred Meyer Contract is valid and binding on Fred Meyer, and any Subsidiary of Fred Meyer which is a party thereto and, to the knowledge of Fred Meyer, each other party thereto and is in full force and effect, and Fred Meyer and its Subsidiaries have performed and complied with all obligations required to be performed or compiled with by them under each Fred Meyer Contract, except in each case as would not, individually or in the aggregate, reasonably be expected to have a Fred Meyer Material Adverse Effect.

     Section 3.20   Accounting and Tax Matters
                    --------------------------

     Neither Fred Meyer nor any of its affiliates has taken or agreed to take any action, nor does Fred Meyer have any knowledge of any fact or circumstance with respect to Fred Meyer, that would prevent the business combination to be effected pursuant to the Merger from being accounted for as a "pooling-of-interests" under GAAP or the rules and regulations of the SEC or prevent the Merger from qualifying as a "reorganization" within the meaning of Section 368 of the Code.

     Section 3.21   Ownership of Shares of Kroger
                    -----------------------------

     Fred Meyer and its Subsidiaries do not beneficially own (as defined in Rule 13d-3 under the Exchange Act) any capital stock or other equity securities of Kroger or any Kroger Equity Rights (as herein defined) other than pursuant to the Kroger Stock Option Agreement.

     Section 3.22   Year 2000 Compliance
                    --------------------

     The software and hardware operated by Fred Meyer and its Subsidiaries are capable of providing or are being adapted to provide uninterrupted millennium functionality to record, store, process and present calendar dates falling on or after January 1, 2000 and date-dependent data in substantially the same manner and with the same functionality as such software records, stores, processes and presents such calendar dates and date-dependent data as of the date hereof, except as would not have a Fred Meyer Material Adverse Effect. To the knowledge of the executive officers of Fred Meyer, the ability of Fred Meyer s significant suppliers, customers and others with which it conducts business to identify and resolve their own Year 2000 issues will not have a Fred Meyer Material Adverse Effect. Prior to the date hereof, Fred Meyer has discussed with Kroger and its advisors the material steps that it and its Subsidiaries have taken to become Year 2000 compliant and the costs Fred Meyer expects to incur in connection therewith.


                              ARTICLE IV

     Except as set forth in the corresponding sections or subsections of the disclosure letter, dated this date, delivered by Kroger to Fred Meyer (the "Kroger Disclosure Letter"), Kroger and Jobsite
                 ------------------------
Holdings hereby represent and warrant to Fred Meyer as follows:

     Section 4.1    Organization and Qualification; Subsidiaries
                    --------------------------------------------
     (a) Kroger is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio. Each of the Subsidiaries of Kroger (including Jobsite Holdings) is a corporation or other business entity duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, and each of Kroger and its Subsidiaries has the requisite corporate or other organizational power and authority to own, operate or lease its properties and to carry on its business as it is now being conducted, and is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned, operated or leased or the nature of its activities makes such qualification necessary, in each case except as would not, individually or in the aggregate, reasonably be expected to have a Kroger Material Adverse Effect (as defined).

     (b) All of the outstanding shares of capital stock and other equity securities of the Subsidiaries of Kroger (including Jobsite Holdings) have been validly issued and are fully paid and nonassessable, and are owned, directly or indirectly, by Kroger, free and clear of all pledges and security interests. There are no subscriptions, options, warrants, calls, commitments, agreements, conversion rights or other rights of any character (contingent or otherwise) entitling any Person to purchase or otherwise acquire from Kroger or any of its Subsidiaries at any time, or upon the happening of any stated event, any shares of capital stock or other equity securities of any of the Subsidiaries of Kroger (including Jobsite Holdings). The Kroger Disclosure Letter lists the name and jurisdiction of incorporation or organization of each Subsidiary of Kroger.

     (c) Except for interests in Subsidiaries, neither Kroger nor any of its Subsidiaries owns directly or indirectly any equity interest in any Person or, other than pursuant to this Agreement, has any obligation or made any commitment to acquire any such interest or make any such investment.

     Section 4.2    Articles of Incorporation and Regulations
                    -----------------------------------------

     Kroger has furnished, or otherwise made available, to Fred Meyer a complete and correct copy of its articles of incorporation (the "Kroger Articles of Incorporation") and its regulation, in each case
 --------------------------------
as amended to the date of this Agreement. The Kroger Certificate of Incorporation and the regulations of Kroger are in full force and effect. Kroger is not in violation of any of the provisions of the Kroger Articles of Incorporation or the regulations of Kroger.

     Section 4.3    Capitalization
                    --------------

     (a) The authorized capital stock of Kroger consists of 350,000,000 shares of Kroger Common Stock and 5,000,000 shares of Preferred Stock, par value $100.00 per share (the "Kroger Preferred
                                                   ----------------
Stock").  At the close of business on October 13, 1998 (the "Kroger
-----                                                        ------
Capital Stock Disclosure Date"), (i) 280,937,046 shares of Kroger Common Stock, and no shares of Kroger Preferred Stock, were issued and outstanding and (ii) 24,836,361 shares of Kroger Common Stock, and no shares of Kroger Preferred Stock, were held by Kroger in its treasury. The Kroger Disclosure Letter lists the number of shares of Kroger Common Stock and Kroger Preferred Stock reserved for issuance as of the Kroger Capital Stock Disclosure Date under each of the Kroger Benefit Plans (as defined) or otherwise. Since the Kroger Capital Stock Disclosure Date until the date of this Agreement, no shares of Kroger Common Stock or Kroger Preferred Stock have been issued or reserved for issuance, except in respect of the exercise, conversion or exchange of Kroger Equity Rights (as defined) outstanding as of the Kroger Capital Stock Disclosure Date and in connection with the Kroger Stock Option Agreement. For purposes of this Agreement, "Kroger Equity Rights" shall mean subscriptions,
                 --------------------
options, warrants, calls, commitments, agreements, conversion rights or other rights of any character (contingent or otherwise) to purchase or otherwise acquire from Kroger or any of its Subsidiaries at any time, or upon the happening of any stated event, any shares of the capital stock of Kroger, except for Kroger Rights. The Kroger Disclosure Letter sets forth the number and type of Kroger Equity Rights (including the number and class of Kroger's capital stock for or into which the Kroger Equity Rights are exercisable, convertible or exchangeable and any Kroger Benefit Plan pursuant to which such Kroger Equity Rights were granted or issued) outstanding as of the Kroger Capital Stock Disclosure Date. Other than the Kroger Equity Rights disclosed in the Kroger Disclosure Letter and the Kroger Equity Rights granted pursuant to the Kroger Stock Option Agreement, Kroger does not have any outstanding Kroger Equity Rights as of the date of this Agreement. Except as disclosed in the Kroger SEC Reports (as defined), no stockholders of Kroger are party to any voting agreement, voting trust or similar arrangement with respect to Kroger Shares to which Kroger or any Subsidiary of Kroger is a Party.

     (b) There are no outstanding obligations of Kroger or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of Kroger Common Stock or any Kroger Equity Rights (except in connection with the exercise, conversion or exchange of outstanding Kroger Equity Rights). All of the issued and outstanding shares of Kroger Common Stock are validly issued, fully paid, nonassessable and free of preemptive rights. Except as disclosed in the Kroger Disclosure Letter, no shares of Kroger Common Stock have been repurchased by Kroger or any of its Subsidiaries since October 1, 1996.

     Section 4.4    Power and Authority; Authorization; Valid &
                    -------------------------------------------
                    Binding
                    -------

     Each of Kroger and Jobsite Holdings has the necessary corporate power and authority to deliver this Agreement and, in the case of Kroger, the Stock Option Agreements, to perform its obligations hereunder, and, in the case of Kroger, thereunder, and to consummate the transactions contemplated hereby and, in the case of Kroger, thereby as applicable, subject to the approval and authorization of this Agreement and the Merger by Kroger's stockholders as required by the OGCL ( including the issuance of shares of Kroger Common Stock in accordance with the terms of this Agreement as required by the rules and regulations of the New York Stock Exchange (the "NYSE")). The
                                                     ----
execution and delivery by each of Kroger and Jobsite Holdings of this Agreement and, in the case of Kroger, the Stock Option Agreements, the performance by it of its obligations hereunder and, in the case of Kroger, thereunder, and the consummation by it of the transactions contemplated hereby, and in the case of Kroger, thereby, have been duly authorized by all necessary corporate action on the part of such corporation, subject, with respect to Kroger, to the approval of this Agreement and the Merger by Kroger's stockholders as required by the OGCL (including the issuance of shares of Kroger Common Stock in accordance with the terms of this Agreement as required by the rules and regulations of the NYSE). This Agreement, and, in the case of Kroger, the Stock Option Agreements, have been duly executed and delivered by Kroger and Jobsite Holdings and, assuming the due authorization, execution and delivery by Fred Meyer, each agreement constitutes a legal, valid and binding obligation of Kroger and Jobsite Holdings, as applicable, enforceable against such parties in accordance with the terms hereof or thereof, subject to bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     Section 4.5    No Conflict; Required Filings and Consents
                    ------------------------------------------

     (a) The execution and delivery of this Agreement by each of Kroger and Jobsite Holdings and the Stock Option Agreements by Kroger does not, and the performance by each of Kroger and Jobsite Holdings of its obligations hereunder and, in the case of Kroger, thereunder and the consummation by each of Kroger and Jobsite Holdings of the transactions contemplated hereby and, in the case of Kroger, thereby, will not, (i) violate or conflict with the Kroger Articles of Incorporation or the regulations of Kroger or the certificate of incorporation or bylaws of Fred Meyer Holdings, (ii) subject to obtaining or making the notices, reports, filings, waivers, consents, approvals or authorizations referred to in paragraph (b) below, conflict with or violate any law, regulation, court order, judgment or decree applicable to Kroger or any of its Subsidiaries or by which any of their respective property is bound or affected or (iii) subject to obtaining the approval and authorization of the stockholders of Kroger for the Merger and the issuance of shares of Kroger Common Stock in accordance with the terms hereof, result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, cancellation, vesting, modification, alteration or acceleration of any obligation under, result in the creation of a lien, claim or encumbrance on any of the properties or assets of Kroger or any of its Subsidiaries pursuant to, result in the loss of any material benefit under (including an increase in the price paid by, or cost to, Kroger or any of its Subsidiaries), require the consent of any other party to, or result in any obligation on the part of Kroger or any of its Subsidiaries to repurchase (with respect to a bond or a note), any agreement, contract, instrument, bond, note, indenture, permit, license or franchise to which Kroger or any of its Subsidiaries is a party or by which Kroger, any of its Subsidiaries or any of their respective property is bound or affected, except, in the case of clauses (ii) and (iii) above, as would not, individually or in the aggregate, reasonably be expected to have a Kroger Material Adverse Effect.

     (b) Except for applicable requirements, if any, under the premerger notification requirements of the HSR Act, the filing of a certificate of merger with respect to the Merger as required by the DGCL, filings with the SEC under the Securities Act and the Exchange Act, any filings required pursuant to any state securities or "blue sky" laws, any filings required pursuant to any state liquor, gaming or pharmacy laws, any applicable requirements of any Environmental Laws governing the transfer of any interest in real property or of business operations (including, without limitation, transfer acts, notifications and deed restrictions), the transfer of application requirements with respect to the environmental permits of Kroger or its Subsidiaries, filings or other actions required pursuant to the rules and regulations of any stock exchange on which the Kroger Shares are listed, and approval of stockholders required under the OGCL or under the rules and regulations of the NYSE, neither Kroger nor any of its Subsidiaries (including Jobsite Holdings) is required to submit any notice, report or other filing with any Governmental Entity in connection with the execution, delivery, performance or consummation of this Agreement, the Stock Option Agreements or the Merger, except for such notices, reports or filings that, if not made, would not, individually or in the aggregate, reasonably be expected to have a Kroger Material Adverse Effect. Except as set forth in the immediately preceding sentence, no waiver, consent, approval or authorization of any Governmental Entity is required to be obtained by Kroger or any of its Subsidiaries (including Jobsite Holdings) in connection with its execution, delivery, performance or consummation of this Agreement, the Stock Option Agreements or the transactions contemplated hereby and thereby except for such waivers, consents, approvals or authorizations that, if not obtained or made, would not, individually or in the aggregate, reasonably be expected to have a Kroger Material Adverse Effect.

     Section 4.6    SEC Reports; Financial Statements
                    ---------------------------------

     (a) Kroger has filed all forms, reports and documents (including all Exhibits, Schedules and Annexes thereto) required to be filed by it with the SEC since January 1, 1995, including any amendments or supplements (collectively, including any such forms, reports and documents filed after this date, the "Kroger SEC
                                                  ----------
Reports"), and, with respect to the Kroger SEC Reports filed by
-------
Kroger after the date hereof and prior to the Closing Date, will deliver or make available to Fred Meyer all of its Kroger SEC Reports in the form filed with the SEC. The Kroger SEC Reports (i) were (and any Kroger SEC Reports filed after this date will be) in all material respects in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations promulgated thereunder, and (ii) as of their respective filing dates, did not (and any Kroger SEC Reports filed after this date will not) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     (b) The financial statements, including all related notes and schedules, contained in the Kroger SEC Reports (or incorporated therein by reference) fairly present in all material respects (or, with respect to financial statements contained in the Kroger SEC Reports filed after this date, will fairly present in all material respects) the consolidated financial position of Kroger and its consolidated subsidiaries as at the respective dates and the consolidated results of operations, retained earnings and cash flows of Kroger and its consolidated subsidiaries for the respective periods indicated, in each case in accordance with GAAP applied on a consistent basis throughout the periods involved (except for changes in accounting principles disclosed in the notes) and the rules and regulations of the SEC, except with respect to interim financial statements for normal year-end adjustments were not or are not expected to be, as the case may be, individually or in the aggregate, material in amount and did not or will not, as the case may be, include certain notes which may be required by GAAP but which are not required by Form 10-Q of the SEC.

     Section 4.7    Absence of Certain Changes
                    --------------------------

     Except as disclosed in the Kroger SEC Reports filed prior to this date, (a) since the end of Kroger's fiscal year last ended, Kroger and each of its Subsidiaries has conducted its business in all material respects in the ordinary and usual course of its business consistent with past practice and there has not been any change in the financial condition, business, prospects or results of operations of Kroger and its Subsidiaries or any development or combination of developments that, individually or in the aggregate, has had or would reasonably be expected to have a Kroger Material Adverse Effect and
(b) since the end of Kroger's fiscal year last ended until this date, there has not been (i) any declaration, setting aside or payment of any dividend or other distribution in respect of the capital stock of Kroger; (ii) any change by Kroger to its accounting policies, practices or methods; (iii) other than in the ordinary course of business consistent with past practice, any material tax election made or changed, any audit settled or any amended Tax Returns filed;
(iv) any amendment or change to the terms of any of its indebtedness material to Kroger and its Subsidiaries taken as a whole; (v) any incurrence of any material indebtedness outside of the ordinary course of business; (vi) outside the ordinary course of business, any transfer, lease, license, sale, mortgage, pledge, encumbrance or other disposition of assets or properties material to Kroger and its Subsidiaries taken as a whole; (vii) any material damage, destruction or other casualty loss with respect to any asset or property owned, leased or otherwise used by Kroger or its Subsidiaries material to Kroger and its Subsidiaries taken as a whole, whether or not covered by insurance; (viii) except in the ordinary course of business consistent with past practice for employees other than executive officers or directors, or except as required by applicable law or pursuant to a contractual obligation in effect as of the date of this Agreement, (A) any execution, adoption or amendment of any agreement or arrangement relating to severance or any employment or consulting agreement with any officer, director or other key employee, or any amendment to any Kroger Benefit Plan or adoption or execution of any new employee benefit plan for the benefit of any officer, director or other key employee (including, without limitation, the Kroger Benefit Plans referred to in Section 4.10) or (B) any grant of any stock options or other equity related award; or (ix) any agreement or commitment entered into with respect to any of the foregoing.

     Section 4.8    Litigation and Liabilities
                    --------------------------
     (a) Except as disclosed in the Kroger SEC Reports filed prior to this date, there are no civil, criminal or administrative actions, suits or claims, proceedings (including condemnation proceedings) or, to the knowledge of Kroger, hearings or investigations, pending or, to the knowledge of Kroger, threatened against Kroger or any of its Subsidiaries or any of their respective properties and assets, except for any of the foregoing which would not, individually or in the aggregate, reasonably be expected to have a Kroger Material Adverse Effect.

     (b) Neither Kroger nor any of its Subsidiaries has any liabilities (absolute, accrued, contingent or otherwise) the existence of which would, individually or in the aggregate, reasonably be expected to have a Kroger Material Adverse Effect, except (i) liabilities described in the Kroger SEC Reports filed with the SEC prior to the date hereof or reflected on the Kroger's consolidated balance sheet (and related notes thereto) as of the end of its most recently completed fiscal year filed in the Kroger SEC Reports or (ii) liabilities permitted to be incurred pursuant to
Section 5.2.

     Section 4.9    No Violation of Law; Permits
                    ----------------------------

     The business of Kroger and each of its Subsidiaries is being conducted in accordance with all applicable statutes of law, ordinances, regulations, judgments, orders or decrees of any Governmental Entity, and not in violation of any permits, franchises, licenses, authorizations or consents granted by any Governmental Entity, and Kroger and each of its Subsidiaries has obtained all permits, franchises, licenses, authorizations or consents necessary for the conduct of its business, except, in each case, as would not, individually or in the aggregate, reasonably be expected to have a Kroger Material Adverse Effect. Neither Kroger nor any of its Subsidiaries is subject to any cease and desist or other order, judgment, injunction or decree issued by or is a party to any written agreement, consent agreement or memorandum of understanding with, is a party to any commitment letter or similar undertaking to, is subject to any order or directive by, or has adopted any board resolutions at the request of, any Governmental Entity that materially restricts the conduct of its business (whether the type of business, the location or otherwise) and which, individually or in the aggregate, would reasonably be expected to have a Kroger Material Adverse Effect, nor to the knowledge of Kroger, has Kroger been advised in writing that any Governmental Entity has proposed issuing or requesting any of the foregoing.

     Section 4.10   Employee Matters; ERISA
                    ------------------------

     (a) Set forth in the Kroger Disclosure Letter is a complete list of each Kroger Benefit Plan and each Kroger Multiemployer Plan. The term "Kroger Benefit Plan" shall mean (i) each plan, program, policy,
      ------------------
contract or agreement providing for compensation, severance, termination pay, performance awards, stock or stock-related awards, fringe benefits or other employee benefits of any kind including, without limitation, any "employee benefit plan," within the meaning of Section 3(3) of ERISA but excluding any "multiemployer plan" within the meaning of Sections 3(37) or 4001(a)(3) of ERISA, and (ii) each employment, severance, consulting, non-compete, confidentiality, or similar agreement or contract, in each case, with respect to which Kroger or any Subsidiary of Kroger has or may have any liability (accrued, contingent or otherwise). The term "Kroger Multiemployer
                                               --------------------
Plan" shall mean any "multiemployer plan" within the meaning of
----
Section 4001(a)(3) of ERISA in respect to which Kroger or any Subsidiary of Kroger has or may have any liability (accrued, contingent or otherwise).

     (b) Kroger has provided or made available, or has caused to be provided or made available, to Fred Meyer (i) current, accurate and complete copies of all documents embodying each Kroger Benefit Plan, including all amendments, written interpretations (which could be regarded as increasing the liabilities of Kroger and its Subsidiaries taken as a whole under the relevant Kroger Benefit Plan) and all trust or funding agreements with respect thereto; (ii) the most recent annual actuarial valuation, if any, prepared for each Kroger Benefit Plan; (iii) the most recent annual report (Series 5500 and all schedules thereto), if any, required under ERISA in connection with each Kroger Benefit Plan or related trust; (iv) the most recent determination letter received from the Internal Revenue Service, if any, for each Kroger Benefit Plan and related trust which is intended to satisfy the requirements of Section 401(a) of the Code; (v) if any Kroger Benefit Plan is funded, the most recent annual and periodic accounting of such Kroger Benefit Plan's assets; (vi) the most recent summary plan description together with the most recent summary of material modifications, if any, required under ERISA with respect to each Kroger Benefit Plan; and (vii) all material communications to any one or more current, former or retired employee, officer, consultant, independent contractor, agent or director of Kroger or any Subsidiary of Kroger (each, an "Kroger Employee" and
                                    ---------------
collectively, the "Kroger Employees") relating to each Kroger Benefit
                   ---------------
Plan (which communication could be interpreted as increasing the liabilities of Kroger and its Subsidiaries taken as a whole under the relevant Kroger Benefit Plan).

     (c) All Kroger Benefit Plans have been administered in all respects in accordance with the terms thereof and all applicable laws except for violations which, individually or in the aggregate, would not reasonably be expected to have a Kroger Material Adverse Effect. Each Kroger Benefit Plan which is a Pension Plan and which is intended to be qualified under Section 401(a) of the Code (each, an "Kroger Pension Plan"), has received a favorable determination letter
 -------------------
from the Internal Revenue Service, and Kroger is not aware of any circumstances that would reasonably be expected to result in the revocation or denial of this qualified status. Except as otherwise set forth in the Kroger Disclosure Letter or in the Kroger SEC Reports filed prior to this date, there is no pending or, to Kroger's knowledge, threatened, claim, litigation, proceeding, audit, examination or investigation relating to any Kroger Benefit Plans or Kroger Employees that, individually or in the aggregate, would reasonably be expected to have a Kroger Material Adverse Effect.

     (d) No material liability under Title IV of ERISA has been or is reasonably expected to be incurred by Kroger or any Subsidiaries of Kroger or any entity which is considered a single employer with Kroger or any Subsidiary of Kroger under Section 4001(a)(15) of ERISA or Section 414 of the Code (an "Kroger ERISA Affiliate"). No notice
                                ---------------------
of a "reportable event," within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any Kroger Pension Plan within the past twelve (12) months.

     (e) All contributions, premiums and payments (other than contributions, premiums or payments that are not material, in the aggregate) required to be made under the terms of any Kroger Benefit Plan have been made. No Kroger Pension Plan has an "accumulated funding deficiency" (whether or not waived) within the meaning of
Section 412 of the Code or Section 302 of ERISA. Neither Kroger nor any Subsidiaries of Kroger nor any Kroger ERISA Affiliate has provided, or is required to provide, security to any Kroger Pension Plan pursuant to Section 401(a)(29) of the Code.

     (f) As of the Closing Date, neither Kroger, any Subsidiary of Kroger nor any Kroger ERISA Affiliate will have incurred any withdrawal liability as described in Section 4201 of ERISA for withdrawals that have occurred on or prior to the Closing Date that has not previously been satisfied. Neither Kroger, any Subsidiary of Kroger nor any Kroger ERISA Affiliate has knowledge that any Kroger Multiemployer Plan fails to qualify under Section 401(a) of the Code, is insolvent or is in reorganization within the meaning of Part 3 of Subtitle E of Title IV of ERISA nor of any condition that would reasonably be expected to result in a Kroger Multiemployer Plan becoming insolvent or going into reorganization.

     (g) The execution of, and performance of the transactions contemplated in, this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) (i) constitute an event under any Kroger Benefit Plan, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Kroger Employee, or (ii) result in the triggering or imposition of any restrictions or limitations on the right of Kroger or any Subsidiary of Kroger to amend or terminate any Kroger Benefit Plan. No payment or benefit which will or may be made by Kroger, any Subsidiary of Kroger or any of their respective affiliates with respect to any Kroger Employee will be characterized as an "excess parachute payment," within the meaning of Section 280G(b)(1) of the Code.

     Section 4.11   Labor Matters
                    -------------

     (a) Except as set forth in the Kroger SEC Reports filed prior to this date and except for those matters that would not, individually or in the aggregate, reasonably be expected to have a Kroger Material Adverse Effect, no work stoppage, slowdown, lockout or labor strike against Kroger or any Subsidiary of Kroger by Kroger Employees (or any union that represents them) is pending or, to the knowledge of Kroger, threatened.

     (b) Except as set forth in the Kroger SEC Reports filed prior to this date and as, individually or in the aggregate, would not reasonably be expected to have a Kroger Material Adverse Effect, as of the date of this Agreement, neither Kroger nor any Subsidiary of Kroger is involved in or, to the knowledge of Kroger, threatened with, any labor dispute, grievance, arbitration or union organizing activity (by it or any of its employees) involving any Kroger Employees.

     Section 4.12   Environmental Matters
                    ---------------------

     Except as set forth in Kroger's SEC Reports filed prior to this date and except for those matters that would not, individually or in the aggregate, reasonably be expected to have a Kroger Material
Adverse Effect:

     (i) Kroger and each of its Subsidiaries is in compliance with all applicable Environmental Laws, and neither Kroger nor any of its Subsidiaries has received any written communication from any Person or Governmental Entity that alleges that Kroger or any of its Subsidiaries is not in compliance with applicable Environmental Laws.

     (ii) Kroger and each of its Subsidiaries has obtained or has applied for all Environmental Permits necessary for the construction of its facilities or the conduct of its operations, and all those Environmental Permits are in effect or, where applicable, a renewal application has been timely filed and is pending agency approval, and Kroger and its Subsidiaries are in compliance with all terms and conditions of such Environmental Permits.

     (iii) There is no Environmental Claim pending or, to the knowledge of Kroger, threatened (i) against Kroger or any of its Subsidiaries, (ii) against any Person whose liability for any Environmental Claim has been retained or assumed contractually by Kroger or any of its Subsidiaries, or (iii) against any real or personal property or operations which Kroger or any of its Subsidiaries owns, leases or operates, in whole or in part.

     (iv) There have been no Releases of any Hazardous Material that would be reasonably likely to form the basis of any Environmental Claim against Kroger or any of its Subsidiaries, or against any Person whose liability for any Environmental Claim has been retained or assumed contractually by Kroger or any of its Subsidiaries.

     (v) None of the properties owned, leased or operated by Kroger, its Subsidiaries or any predecessor thereof are now, or were in the past, listed on the National Priorities List of Superfund Sites or any analogous state list (excluding easements that transgress those Superfund sites).

     Section 4.13   Board Action; Vote Required
                    ---------------------------

     (a) Kroger's Board of Directors has approved this Agreement, the Stock Option Agreements and the transactions contemplated hereby and thereby, including the Merger, has determined that the Merger is in the best interests of Kroger and its stockholders and has resolved to recommend to its stockholders that they vote in favor of approving and authorizing this Agreement and the Merger (including the issuance of shares of Kroger Common Stock pursuant to the terms hereof). Neither Section 1704.02 of the OGCL nor any other state takeover or similar statute or regulation applies to the Merger, this Agreement, the Kroger Stock Option Agreement (including the purchase of shares of Kroger Common Stock thereunder) or any of the transactions contemplated hereby or thereby. The Board of Directors of Kroger has duly adopted (and not withdrawn) a resolution rescinding any authorization previously granted permitting Kroger to repurchase shares of Kroger Common Stock.

     (b) The affirmative vote of the holders of a majority of the shares of Kroger Common Stock present in person or by proxy at a duly convened and held meeting of the stockholders of Kroger is necessary to approve the issuance by Kroger of the shares of Kroger Common Stock pursuant to the terms hereof. The affirmative vote of holders of Kroger Common Stock representing a majority of the shares of Kroger Common Stock outstanding and entitled to vote thereon is necessary to approve and authorize the Merger. Such votes are the only votes of the holders of any class or series of Kroger's capital stock required in connection with this Agreement and the transactions contemplated hereby.

     Section 4.14   Opinion of Financial Advisor
                    ----------------------------

     Kroger or its Board of Directors has received the opinion of Goldman, Sachs & Co. dated as of this date, to the effect that, as of this date, the Exchange Ratio is fair from a financial point of view to Kroger.

     Section 4.15   Brokers
                    -------

     Set forth in the Kroger Disclosure Letter is a list of each broker, finder or investment banker and other Person entitled to any brokerage, finder's, investment banking or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Kroger or any of its Subsidiaries and the expected amounts of such fees and commissions. Kroger has previously provided to Fred Meyer copies of any agreements giving rise to any such fee or commission.

     Section 4.16   Tax Matters
                    -----------

     (a) All Tax Returns required to be filed by Kroger or its Subsidiaries on or prior to the Effective Time have been or will be prepared in good faith and timely filed with the appropriate Governmental Entity on or prior to the Effective Time or by the due date thereof including extensions and all such Tax Returns are (or as to Tax Returns not filed on the date hereof, will be) complete and accurate in all material respects, except where the failure to so file or to be complete and accurate would not, individually or in the aggregate, reasonably be expected to be material and except with respect to matters contested in good faith as set forth in the Kroger Disclosure Letter.

     (b) All material Taxes that are required to be paid either (i) have been fully paid (except with respect to matters contested in good faith as set forth in the Kroger Disclosure Letter) or (ii) are adequately reflected as a liability on Kroger's or its Subsidiaries' books and records. All Taxes required to be collected or withheld from third parties have been collected or withheld in all material respects.

     (c) With respect to any period for which Tax Returns have not yet been filed, or for which Taxes are not yet due or owing, Kroger and its Subsidiaries have made due and sufficient accruals for such Taxes in their respective books and records and financial statements, except where the failure to so accrue would not, individually or in the aggregate, reasonably be expected to be material.

     (d) Kroger and each of its Subsidiaries have not waived any statute of limitations, or agreed to any extension of time, with respect to federal income or material state Taxes or a material Tax assessment or deficiency.

     (e) As of this date, (i) there are not pending or, to the knowledge of Kroger, threatened, any audits, examinations, investigations or other proceedings in respect of Taxes or Tax matters and (ii) there are not any unresolved questions or claims concerning Kroger's or any of its Subsidiaries' Tax liability that
(x) were raised by any Taxing authority in a communication to Kroger or any Subsidiary and (y) would be, individually or in the aggregate, material to Kroger and its Subsidiaries taken as a whole, after taking into account any reserves for Taxes set forth on the most recent balance sheet contained in the Kroger SEC Report filed prior to this date.

     (f) Kroger has made available to Fred Meyer correct and complete copies of the United States federal income and all material state income or franchise Tax Returns filed by Kroger and its Subsidiaries for each of its fiscal years ended on or about December 31, 1996 and 1997.

     (g) Kroger has not distributed the stock of a "controlled corporation" (within the meaning of that term as used in section
355(a) of the Code) in a transaction subject to section 355 of the Code within the past two years.

     Section 4.17   Intellectual Property
                    ---------------------

     Neither Kroger nor any of its Subsidiaries currently utilizes, or to the knowledge of the general counsel and the members of the legal department of Kroger involved in intellectual property, has in the past, utilized any existing or pending patent, trademark, trade name, service mark, copyright, software, trade secret or know-how, except for those which are owned, possessed or lawfully used by Kroger or its Subsidiaries in their business operations, and neither Kroger nor any of its Subsidiaries infringes upon or unlawfully uses any patent, trademark, trade name, service mark, copyright or trade secret owned or validly claimed by another Person except, in each case, as would not, individually or in the aggregate, reasonably be expected to have a Kroger Material Adverse Effect. Kroger and its Subsidiaries own or have a valid license to use or have the right validly to use all existing and pending patents, trademarks, tradenames, service marks, copyrights and software necessary to carry on their respective businesses substantially as currently conducted except the failure of which to own, or validly license, or have the right to validly use individually or in the aggregate, would not reasonably be expected to have a Kroger Material Adverse Effect.

     Section 4.18   Insurance
                    ---------

     Except to the extent adequately accrued on the most recent balance sheet contained in the Kroger SEC Reports filed as of this date, neither Kroger nor its Subsidiaries has any obligation (contingent or otherwise) to pay in connection with any insurance policies any retroactive premiums or "retro premiums" that, individually in the aggregate, would reasonably be expected to have, a Kroger Material Adverse Effect.

     Section 4.19   Contracts and Commitments
                    -------------------------

     Set forth in the Kroger Disclosure Letter is a complete and accurate list of all of the following contracts (written or oral), plans, undertakings, commitments or agreements ("Kroger Contracts")
                                                 ----------------
to which Kroger or any of its Subsidiaries is a party or by which any of them is bound as of the date of this Agreement.

     (a) each distribution, supply, inventory purchase, franchise, license, sales, agency or advertising contract involving annual expenditures or liabilities in excess of $30,000,000 which is not cancelable (without material penalty, cost or other liability) within one year;

     (b) each promissory note, loan, agreement, indenture, evidence of indebtedness or other instrument providing for the lending of money, whether as borrower, lender or guarantor, in excess of $20,000,000;

     (c) each contract, lease, agreement, instrument or other arrangement containing any "radius clause" applicable to markets in which Fred Meyer has operations;

     (d) each joint venture or partnership agreement pursuant to which any third party is entitled to develop any property and/or facility on behalf of Kroger or any of its Subsidiaries material to Kroger and its Subsidiaries taken as a whole;

     (e) any contract that would constitute a "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC); and

     (f) except as would not reasonably be expected to have, individually or in the aggregate, a Kroger Material Adverse Effect, each contract, lease, agreement, plan (including Kroger Benefit Plans), instrument, note, indenture or other arrangement to which Kroger or any of its Subsidiaries is a party or otherwise bound under the terms of which any of the rights or obligations of a party thereto (or any other Person who has rights or obligations thereunder) may be terminated, accelerated, vested, modified or altered as a result of the execution and delivery of this Agreement and the Stock Option Agreement, the performance by the parties of their obligations hereunder or thereunder or consummation of the transactions contemplated hereby and thereby;

     Correct and complete copies of the written Kroger Contracts, as amended to date, that would be required to be filed as exhibits to Kroger's Form 10-K if such Form 10-K were being filed on the date hereof, that have not been filed prior to this date as Exhibits to the Kroger SEC Reports have been delivered or made available to Fred Meyer.

     Each Kroger Contract is valid and binding on Kroger and any Subsidiary of Kroger which is a party thereto and, to the knowledge of Kroger, each other party thereto and is in full force and effect, and Kroger and its Subsidiaries have performed and complied with all obligations required to be performed or compiled with by them under each Kroger Contract, except in each case as would not, individually or in the aggregate, reasonably be expected to have a Kroger Material Adverse Effect.

     Section 4.20   Accounting and Tax Matters
                    --------------------------

     Neither Kroger nor any of its affiliates has taken or agreed to take any action, nor does Kroger have any knowledge of any fact or circumstance with respect to Kroger or Merger Sub, that would prevent the business combination to be effected pursuant to the Merger from being accounted for as a "pooling-of-interests" under GAAP or the rules and regulations of the SEC or prevent the Merger from qualifying as a "reorganization" within the meaning of Section 368 of the Code.

     Section 4.21   Ownership of Shares of Fred Meyer
                    ---------------------------------

     Kroger and its Subsidiaries do not beneficially own (as defined in Rule 13d-3 under the Exchange Act) any capital stock or other equity securities of Fred Meyer or any Fred Meyer Equity Rights other than the Fred Meyer Stock Option Agreement.

     Section 4.22   Rights Agreement
                    ----------------

     No "Distribution Date" or "Stock Acquisition Date" (as such terms are defined in the Rights Agreement, dated as of April 4, 1997, between Kroger and The Bank of New York, as Rights Agent (the "Kroger
                                                             ------
Rights Agreement")) has occurred as of this date.  The execution and
----------------
delivery of this Agreement and the Kroger Stock Option Agreement and the consummation of the transactions contemplated hereby and thereby will not result in the ability of any Person to exercise any rights ("Kroger Rights") issued under the Kroger Rights Agreement or cause
  -------------
the Kroger Rights to separate from the shares of Kroger Common Stock to which they are attached or to be triggered or become exercisable.

     Section 4.23   Year 2000 Compliance
                    --------------------

     The software and hardware operated by Kroger and its Subsidiaries are capable of providing or are being adapted to provide uninterrupted millennium functionality to record, store, process and present calendar dates falling on or after January 1, 2000 and date-dependent data in substantially the same manner and with the same functionality as such software records, stores, processes and presents such calendar dates and date-dependent data as of the date hereof, except as would not have a Kroger Material Adverse Effect.
To the knowledge of the executive officers of Kroger, the ability of Kroger s significant suppliers, customers and others with which it conducts business to identify and resolve their own Year 2000 issues will not have a Kroger Material Adverse Effect. Prior to the date hereof, Kroger has discussed with Fred Meyer and its advisors the material steps that it and its Subsidiaries have taken to become Year 2000 compliant and the costs Kroger expects to incur in connection therewith.


                               ARTICLE V

     Section 5.1    Interim Operations of Fred Meyer
                    --------------------------------

     Fred Meyer covenants and agrees as to itself and its Subsidiaries that, after this date and prior to the Effective Time (unless Kroger shall otherwise approve in writing, or unless as otherwise expressly contemplated by this Agreement or disclosed in the Fred Meyer Disclosure Letter):

     (i) the business of Fred Meyer and its Subsidiaries shall be conducted in all material respects in the ordinary and usual course and, to the extent consistent therewith, each of Fred Meyer and its Subsidiaries shall use its reasonable best efforts to preserve its business organization intact in all material respects, keep available the services of its officers and employees as a group (subject to changes in the ordinary course) and maintain its existing relations and goodwill in all material respects with customers, suppliers, regulators, distributors, creditors, lessors, and others having business dealings with it;

     (ii) Fred Meyer shall not issue, deliver, grant or sell any additional shares of Fred Meyer Common Stock or any Fred Meyer Equity Rights (other than (x) the issuance, delivery, grant or sale of shares of Fred Meyer Common Stock or Fred Meyer Equity Rights pursuant to the exercise or conversion of Fred Meyer Equity Rights outstanding as of this date or pursuant to the exercise of New Fred Meyer Options (as defined), and (y) if the Merger is not consummated by April 30, 1999, the issuance or delivery of Fred Meyer options (the "New Fred Meyer Options") to Fred Meyer Employees at the vice
      ----------------------
president level or below, exercisable, in the aggregate, for no more than 1,500,000 shares of Fred Meyer Common Stock (it being understood that (A) these options shall have a vesting schedule substantially similar to the vesting schedule that was applicable to the options granted by Fred Meyer to this same group of employees in 1998 and (B) the vesting of these options shall not accelerate by reason of the consummation of the Merger including upon termination of employment following the consummation of the Merger);

     (iii) Fred Meyer shall not (A) amend the Fred Meyer Certificate of Incorporation or Bylaws, or adopt any stockholders rights plan or enter into any agreement with any of its stockholders in their capacity as such; (B) split, combine, subdivide or reclassify its outstanding shares of capital stock; (C) declare, set aside or pay any dividend or distribution payable in cash, stock or property in respect of any of its capital stock; or (D) repurchase, redeem or otherwise acquire or permit any of its Subsidiaries to purchase, redeem or otherwise acquire, any shares of its capital stock or any Fred Meyer Equity Rights (it being understood that this provision shall not prohibit the exercise (cashless or otherwise) of options);

     (iv) neither Fred Meyer nor any of its Subsidiaries shall take any action that to the knowledge of Fred Meyer would prevent the business combination to be effected pursuant to the Merger from qualifying for "pooling of interests" accounting treatment under GAAP and the rules and regulations of the SEC, or would prevent the Merger from qualifying as a "reorganization" within the meaning of Section 368 of the Code or take any action that it knows would cause any of its representations and warranties in this Agreement to become inaccurate in any material respect;

     (v) except as otherwise expressly permitted by this Agreement, and except as required by applicable law or pursuant to contractual obligations in effect on this date; Fred Meyer shall not, and shall not permit its Subsidiaries to, (A) enter into, adopt or amend (except for renewals on substantially identical terms) any agreement or arrangement relating to severance, (B) enter into, adopt or amend (except for renewals on substantially identical terms) any employee benefit plan or employment or consulting agreement (including, without limitation, the Fred Meyer Benefit Plans referred to in
Section 3.10); or (C) grant any stock options or other equity related awards;

     (vi) except for (A) borrowings under lines of credit as existing as of the date hereof, (B) any amendments, renewals, replacements or extensions of such lines of credit that will not increase the aggregate amount of borrowing permitted thereunder, so long as the amendment, renewal, replacement or extension could not reasonably be expected to interfere with or delay (in any material respect) the consummation of the Merger (including, without limitation, by delaying in any material respect the receipt of any necessary Consent, requiring receipt of any additional Consent not theretofore required in connection with the Merger or creating any potential material impediment under any antitrust, competition or trade regulation law), (C) the issuance and roll-over of commercial paper and (D) the issuance of medium term notes with a maturity date not later than 364 days from the date of issuance to renew, replace or refinance existing indebtedness, in each case in the ordinary course of business, neither Fred Meyer nor any of its Subsidiaries shall issue, incur or amend the terms of any indebtedness for borrowed money or guarantee any such indebtedness (other than indebtedness of Fred Meyer or any wholly-owned Subsidiary thereof); provided,
                                                    --------
however, that from and after January 2, 1999, the aggregate
-------
outstanding indebtedness for borrowed money of Fred Meyer and its Subsidiaries shall not exceed the sum of (i) $100,000,000 and (ii) the aggregate outstanding indebtedness for borrowed money of Fred Meyer and its Subsidiaries as of the date hereof;

     (vii) in each of fiscal 1998 and fiscal 1999, neither Fred Meyer nor any of its Subsidiaries shall make any capital expenditures in excess of the aggregate amount reflected in the capital expenditure budget for that fiscal year, a copy of which budget is attached to the Fred Meyer Disclosure Letter;

     (viii) other than in the ordinary course of business consistent with past practice, neither Fred Meyer nor any of its Subsidiaries shall transfer, lease, license, sell, mortgage, pledge, encumber or otherwise dispose of any of its or its Subsidiaries' property or assets (including capital stock of any of its Subsidiaries) material to Fred Meyer and its Subsidiaries taken as a whole, except pursuant to contracts existing as of this date (the terms of which have been previously disclosed to Kroger);

     (ix) none of Fred Meyer s Subsidiaries shall issue, deliver, sell or encumber shares of any class of its capital stock or any securities convertible into, or any rights, warrants or options to acquire, any such shares, except any such shares issued pursuant to options and other awards outstanding on this date under Fred Meyer Benefit Plans;

     (x) neither Fred Meyer nor any of its Subsidiaries shall acquire any business, including any stores or other facilities, whether by merger, consolidation, purchase of property or assets or otherwise, except to the extent provided for in the capital expenditure budget attached to the Fred Meyer Disclosure Letter in respect of any twelve month period after this date;

     (xi) Fred Meyer shall not change its accounting policies, practices or methods except as required by GAAP or by the rules and regulations of the SEC;

     (xii) other than pursuant to this Agreement, Fred Meyer shall not, and shall not permit any of its Subsidiaries to, take any action to cause Fred Meyer Shares to cease to be listed on the NYSE;

     (xiii) Fred Meyer shall not, and shall not permit any of its Subsidiaries to, enter into any Fred Meyer Contract described in clauses (a), (c) and (d) of Section 3.19, or amend any distribution, supply, inventory, purchase, franchise, license, sales agency or advertising contract such that annual expenditures or annual commitments thereunder increase by more than $30,000,000 and Fred Meyer s inability to cancel or terminate such contract is extended by more than six months, but in no event to a date later than June 30, 1999;

     (xiv) Fred Meyer shall not change or, other than in the ordinary course of business, make any material Tax election, settle any audit or Tax controversy in an amount in excess of $2,000,000 or file any amended Tax Returns that provide for additional tax liabilities in an amount in excess of $2,000,000, without the consent of Kroger, which consent shall not be unreasonably withheld (and, with respect to the matters referenced on Schedule 3.16(b)(i), (x) Kroger shall have the right to participate in any proceedings, relating thereto, (y) Fred Meyer shall promptly inform Kroger of all material developments and proceedings and provide Kroger with copies of all relevant documents related to such developments or proceedings, and (z) Fred Meyer shall provide Kroger the opportunity to review and comment on any submission to a Taxing authority by providing a draft copy of such submission to Kroger as soon as practicable so as to allow Kroger a reasonable opportunity to review and comment under the circumstances); or

 (xv) Fred Meyer shall not enter into, or permit any of its Subsidiaries to enter into, any commitments or agreements to do any of the foregoing.

     Section 5.2    Interim Operations of Kroger
                    ----------------------------

     Kroger covenants and agrees as to itself and its Subsidiaries that, after this date and prior to the Effective Time (unless Fred Meyer shall otherwise approve in writing and except as otherwise expressly contemplated by this Agreement or disclosed in the Kroger Disclosure Letter):

     (i) the business of Kroger and its Subsidiaries shall be conducted in all material respects in the ordinary and usual course and to the extent consistent therewith, each of Kroger and its Subsidiaries shall use its reasonable best efforts to preserve its business organization intact in all material respects, keep available the services of its executive officers and employees as a group (subject to changes in the ordinary course) and maintain its existing relationships and goodwill in all material respects with customers, suppliers, regulators, distributors, creditors, lessors and others having business dealings with it; provided, however, that nothing
                                  --------  -------
contained in this clause (i) shall prohibit Kroger from acquiring, or exploring the acquisition of, any retail business, including any stores or facilities, whether by merger, consolidation, purchase of property or assets or otherwise, if the acquisition could not reasonably be expected to interfere with or delay (in any material respect) the consummation of the Merger (including, without limitation, by delaying in any material respect the receipt of any necessary Consent, requiring receipt of any additional material Consent not theretofore required in connection with the Merger or creating any potential material impediment under any antitrust, competition or trade regulation law);

     (ii) Kroger shall not issue, deliver, grant or sell any additional shares of Kroger Common Stock or any Kroger Equity Rights, (other than the issuance, delivery, grant or sale of shares of Kroger Common Stock or Kroger Equity Rights (w) pursuant to a stock split or stock dividend, (x) in the ordinary course of business consistent with past practice pursuant to Kroger Benefit Plans, (y) pursuant to the exercise or conversion of Kroger Equity Rights outstanding as of the date hereof or issued by Kroger after the date hereof in accordance with subclauses (x) and (z) of this clause (ii) and (z) representing, in the aggregate (but not including shares of Kroger Common Stock or Kroger Equity Rights issued, delivered, granted or sold pursuant to subclauses (w), (x) and (y) hereof), not more than such number of shares of Kroger Common Stock as would represent 15% of the Kroger Common Stock outstanding on the date hereof;

     (iii) Kroger shall not (A) amend the Kroger Articles of Incorporation or its regulations or amend the Kroger Rights Agreement or redeem the Kroger Rights; (B) reclassify its outstanding shares of capital stock; (C) declare, set aside or pay any dividend or distribution payable in cash, stock or property in respect of any of its capital stock; or (D) repurchase, redeem or otherwise acquire or permit any of its Subsidiaries to purchase, redeem or otherwise acquire, any shares of its capital stock or any Kroger Equity Rights (it being understood that this provision shall not prohibit the exercise (cashless or otherwise) of options);

     (iv) neither Kroger nor any of its Subsidiaries shall take any action that to the knowledge of Kroger would prevent the business combination to be effected pursuant to Merger from qualifying for "pooling of interests" accounting treatment under GAAP and the rules and regulations of the SEC, or would prevent the Merger from qualifying as a "reorganization" within the meaning of Section 368 of the Code or take any action that it knows would cause any of its representations and warranties herein to become inaccurate in any material respect;

     (v) Kroger shall not change its accounting policies, practices or methods except as required by GAAP or by the rules and regulations of the SEC;

     (vi) other than in the ordinary course of business consistent with past practice, neither Kroger nor any of its Subsidiaries shall transfer, lease, license, sell or otherwise dispose of any of its or its Subsidiaries' property or assets (including capital stock of any of its Subsidiaries) material to Kroger and its Subsidiaries taken as a whole, except pursuant to contracts existing as of the date hereof (the terms of which have been previously disclosed to Fred Meyer) and except for any sale or disposition of assets in a single transaction or series of integrally related sales or dispositions the proceeds of which have a fair market value of not more than $1,000,000,000;

     (vii) Kroger shall not, and shall not permit any of its Subsidiaries to, take any action to cause the shares of its common stock to cease to be listed on the NYSE; or

     (viii) Kroger shall not enter into, or permit any of its Subsidiaries to enter into, any commitments or agreements to do any of the foregoing.


     Section 5.3    No Solicitation by Fred Meyer
                    -----------------------------

     (a) Fred Meyer shall immediately cease and terminate any existing solicitation, initiation, encouragement, activity, discussion or negotiation with any Persons conducted heretofore by Fred Meyer, its Subsidiaries or any of their respective Representatives (as defined) with respect to any proposed, potential or contemplated Fred Meyer Acquisition Transaction (as defined).

     (b) From and after this date, without the prior written consent of Kroger, Fred Meyer will not, will not authorize or permit any of its Subsidiaries to, and shall use its reasonable best efforts to cause any of its or their respective officers, directors, employees, financial advisors, agents or representatives (each a "Representative") not to, directly or indirectly, solicit, initiate
 --------------
or encourage (including by way of furnishing information) or take any other action to facilitate any inquiries or the making of any proposal which constitutes or may reasonably be expected to lead to a Fred Meyer Acquisition Proposal (as defined) from any Person, or engage in any discussion or negotiations relating thereto or accept any Fred Meyer Acquisition Proposal. Nothing contained in this Agreement shall prohibit Fred Meyer from complying with Rule 14e-2 promulgated under the Exchange Act with regard to a tender or exchange offer or from making any other disclosures to its stockholders to the extent required by law.

     (c) Fred Meyer shall notify Kroger orally and in writing of any such inquiries, offers or proposals (including, without limitation, the terms and conditions of any such offers or proposals, any amendments or revisions, and the identity of the Person making it), as promptly as practicable following the receipt, and shall keep Kroger reasonably informed of the status and material terms of any such inquiry, offer or proposal. For purposes of this Agreement, "Fred Meyer Acquisition Proposal" shall mean, with respect to Fred
 -------------------------------
Meyer, any inquiry, proposal or offer from any Person (other than Kroger or any of its Subsidiaries) relating to any (i) direct or indirect acquisition or purchase of a business of Fred Meyer or any of its Subsidiaries, that constitutes 15% or more of the consolidated net revenues, net income or assets of Fred Meyer and its Subsidiaries, (ii) direct or indirect acquisition or purchase of 15% or more of any class of equity securities of Fred Meyer or any of its Subsidiaries whose business constitutes 15% or more of the consolidated net revenues, net income or assets of Fred Meyer and its Subsidiaries, (iii) tender offer or exchange offer that if consummated would result in any person beneficially owning 15% or more of the capital stock of Fred Meyer, or (iv) merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving Fred Meyer or any of its Subsidiaries whose business constitutes 15% or more of the consolidated net revenues, net income or assets of Fred Meyer and its Subsidiaries. Each of the transactions referred to in clauses (i) -
(iv) of the definition of Fred Meyer Acquisition Proposal, other than any such transaction to which Kroger or any of its Subsidiaries is a party, is referred to as an "Fred Meyer Acquisition Transaction".
                             ----------------------------------

     (d) Neither the Board of Directors of Fred Meyer nor any committee thereof shall (i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to Kroger, the approval or recommendation by such Board of Directors of this Agreement or the Merger (subject to the Board of Directors of Fred Meyer concluding in good faith, after considering applicable provisions of state law, and after consultation with outside counsel, that withdrawal or modification of its approval or recommendation of the Agreement and the Merger is required for it to act in a manner consistent with its fiduciary duties under applicable law), (ii) approve or recommend, or propose publicly to approve or recommend, any Fred Meyer Acquisition Proposal or Fred Meyer Acquisition Transaction or (iii) cause Fred Meyer to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement related to any Fred Meyer Acquisition Proposal or Fred Meyer Acquisition Transaction.

     Section 5.4    No Solicitation by Kroger
                    -------------------------

     (a) Kroger shall immediately cease and terminate any existing solicitation, initiation, encouragement, activity, discussion or negotiation with any Persons conducted heretofore by Kroger, its Subsidiaries or any of their respective Representatives with respect to any proposed, potential or contemplated Kroger Acquisition Transaction (as defined).

     (b) From and after this date, without the prior written consent of Fred Meyer, Kroger will not, will not authorize or permit any of its Subsidiaries to, and will not authorize any of its or their respective Representatives to, and shall use reasonable best efforts to cause its Representatives not to, directly or indirectly, solicit, initiate or encourage (including by way of furnishing information) or take any other action to facilitate any inquiries or the making of any proposal which constitutes or may reasonably be expected to lead to a Kroger Acquisition Proposal (as defined) from any Person, or engage in any discussion or negotiations relating thereto or accept any Kroger Acquisition Proposal. Nothing contained in this Agreement shall prohibit Kroger from complying with Section 1701.831 of the OGCL or Rule 14e-2 promulgated under the Exchange Act with regard to a tender or exchange offer or from making any other disclosure to its stockholders to the extent required by law.

     (c) Kroger shall notify Fred Meyer orally and in writing of any such inquiries, offers or proposals (including, without limitation, the terms and conditions of any such offers or proposals, any amendments or revisions, and the identity of the Person making it), as promptly as practicable following the receipt, and shall keep Fred Meyer reasonably informed of the status and material terms of any such inquiry, offer or proposal. For purposes of this Agreement, "Kroger Acquisition Proposal" shall mean, with respect to Kroger, any
 --------------------------
inquiry, proposal or offer from any Person (other than Fred Meyer or any of its Subsidiaries) relating to any (i) direct or indirect acquisition or purchase of a business of Kroger or any of its Subsidiaries, that constitutes 15% or more of the consolidated net revenues, net income or assets of Kroger and its Subsidiaries, (ii) direct or indirect acquisition or purchase of 15% or more of any class of equity securities of Kroger or any of its Subsidiaries whose business constitutes 15% or more of the consolidated net revenues, net income or assets of Kroger and its Subsidiaries, (iii) tender offer or exchange offer that if consummated would result in any person beneficially owning 15% or more of the capital stock of Kroger, or (iv) merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving Kroger or any of its Subsidiaries whose business constitutes 15% or more of the consolidated net revenues, net income or assets of Kroger and its Subsidiaries. Each of the transactions referred to in clauses (i)-(iv) of the definition of Kroger Acquisition Proposal, other than any such transaction to which Fred Meyer or any of its Subsidiaries is a party, is referred to as an "Kroger Acquisition Transaction;" provided, however, that a Kroger
 ------------------------------   --------  -------
Acquisition Transaction does not include a transaction permitted pursuant to the proviso to Section 5.2 (i) as long as such transaction is not reasonably expected to interfere with or delay (in any material respect) the consummation of the Merger.

     (d) Neither the Board of Directors of Kroger nor any committee shall (i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to Fred Meyer, the approval or recommendation by such Board of Directors of this Agreement or the Merger (subject to the Board of Directors of Kroger concluding in good faith, after considering applicable provisions of state law, and after consultation with outside counsel, that withdrawal or modification of its approval or recommendation of the Agreement and the Merger is required for it to act in a manner consistent with its fiduciary duties under applicable law), (ii) approve or recommend, or propose publicly to approve or recommend, any Kroger Acquisition Proposal or Kroger Acquisition Transaction or (iii) cause Kroger to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement related to any Kroger Acquisition Proposal or Kroger Acquisition Transaction.

     Section 5.5    Charitable Contribution
                    -----------------------

     Prior to the Effective Time, with the consent of Kroger, Fred Meyer may make a charitable donation of up to a total of $20,000,000 to The Fred Meyer Foundation and the Ralphs/Food 4 Less Foundation (the "Charitable Contribution"). To the extent the Charitable
      -----------------------
Contribution is not made in full prior to the Effective Time, the balance of the Charitable Contribution will be made by Kroger within seven years of the Effective Time. Other than the Charitable Contribution, prior to the Effective Time, neither Fred Meyer nor its Subsidiaries shall make any charitable contribution other than in the ordinary course of business consistent with past practice.


                              ARTICLE VI

     Section 6.1    Meetings of Stockholders
                    ------------------------

     Each of the Parties will take all action necessary in accordance with applicable law and its certificate of incorporation and bylaws, or articles of incorporation and regulations, as the case may be, to convene a meeting of its stockholders as promptly as practicable to consider and vote upon the approval and authorization of this Agreement and the Merger, and, in the case of Kroger, the issuance of shares of Kroger Common Stock in accordance with the terms of this Agreement. The Board of Directors of each Party shall recommend this approval and authorization, subject to Section 5.3(d)(i) or Section 5.4(d)(i), as the case may be. Each of the Parties shall take all lawful action to solicit such approval and authorization including, without limitation, timely mailing the Proxy Statement/Prospectus (as defined). The Parties shall coordinate and cooperate with respect to the timing of such meetings and shall use their reasonable best efforts to hold such meetings on the same day.

     Section 6.2    Filings Best Efforts
                    --------------------

     (a) Subject to the terms and conditions in this Agreement Fred Meyer and Kroger shall:

          (i) within 20 business days from this date, make their respective filings under the HSR Act with respect to the Merger and thereafter shall promptly make any other required submissions under the HSR Act;

          (ii) use their reasonable best efforts to cooperate with one another in (i) determining which filings are required to be made prior to the Effective Time with, and which consents, approvals, permits or authorizations are required to be obtained prior to the Effective Time from Governmental Entities of the United States and the several states in connection with the execution and delivery of this Agreement and the consummation of the Merger and the transactions contemplated hereby; (ii) timely making all such filings and timely seeking all such consents, approvals, permits or authorizations; and (iii) as promptly as practicable responding to any request for information from such Governmental Entities;

          (iii)subject to any restrictions under the antitrust laws, to the extent practicable, promptly notify each other of any communication to that party from any Governmental Entity with respect to this Agreement and the transactions contemplated hereby, and permit the other party to review in advance any proposed written communication to any Governmental Entity;

          (iv) not agree to participate in any meeting with any Governmental Entity in respect of any filings, investigation or other inquiry with respect to this Agreement and the transactions contemplated hereby, unless it consults with the other party in advance and, to the extent permitted by such Governmental Entity, gives the other party the opportunity to attend and participate thereat, in each case to the extent practicable;

          (v) subject to any restrictions under the antitrust laws, furnish the other party with copies of all correspondence, filings, and communications (and memoranda setting forth the substance thereof) between them and their affiliates and their respective representatives on the one hand, and any Governmental Entity or members or its staffs on the other hand, with respect to this Agreement and the transactions contemplated hereby (excluding documents and communications which are subject to preexisting confidentiality agreements and to attorney client privilege); and

          (vi) furnish the other party with such necessary information and reasonable assistance as such other Party and its affiliates may reasonably request in connection with their preparation of necessary filings, registrations, or submissions of information to any Governmental Entities in connection with this Agreement and the transactions contemplated hereby, including without limitation, any filings necessary or appropriate under the provisions of the HSR Act.

     (b) Without limiting Section 6.2(a), Kroger and Fred Meyer shall:

          (i) each use its reasonable best efforts to avoid the entry of, or to have vacated or terminated, any decree, order, or judgment that would restrain, prevent or delay the Closing, on or before September 30, 1999, including without limitation defending through litigation on the merits any claim asserted in any court by any party; and

          (ii) each take any and all steps necessary to avoid or eliminate each and every impediment under any antitrust, competition or trade regulation law that may be asserted by any Governmental Entity with respect to the Merger so as to enable the Closing to occur as soon as reasonably possible (and in any event no later than September 30, 1999), including, without limitation, proposing, negotiating, committing to and effecting, by consent decree, hold separate order, or otherwise, the sale, divestiture or disposition of such assets or businesses of Kroger or Fred Meyer (or any of their respective subsidiaries) or otherwise take or commit to take any actions that limits its freedom of action with respect to, or its ability to retain, any of the businesses, product lines or assets of Kroger, Fred Meyer or their respective Subsidiaries, as may be required in order to avoid the entry of, or to effect the dissolution of, any injunction, temporary restraining order, or other order in any suit or proceeding, which would otherwise have the effect of preventing or delaying the Closing. At the request of Kroger, Fred Meyer shall agree to divest, hold separate, or otherwise take or commit to take any action that limits its freedom of action with respect to, or its ability to retain, any of the businesses, product lines or assets of Fred Meyer or any of its Subsidiaries, provided that any such action is conditioned upon the consummation of the Merger. Fred Meyer agrees and acknowledges that, in connection with any filing or submission required, action to be taken or commitment to be made by Kroger, Fred Meyer or any of its respective Subsidiaries to consummate the Merger or other transactions contemplated in this Agreement, neither Fred Meyer nor any of its Subsidiaries shall, without Kroger's prior written consent, divest any assets, commit to any divestiture or assets or businesses of Fred Meyer and its subsidiaries or take any other action or commit to take any action that would limit Fred Meyer's, Kroger's or any of their subsidiaries freedom of action with respect to, or their ability to retain any of their businesses, product lines or assets. Notwithstanding the foregoing, (x) nothing in this Agreement shall require Kroger to agree to the sale, transfer, divestiture or other disposition of stores of Kroger, Fred Meyer or any of their subsidiaries having aggregate gross annual sales for the 1997 fiscal year in excess of 7% of the combined gross annual sales of Fred Meyer and its subsidiaries taken as a whole for such period, and (y) other than the sale, transfer, divestiture or other disposition of stores having revenues up to the gross annual sales referenced in clause (x) of this paragraph (b), neither party shall be required to take any actions or make any commitments or agreements pursuant to paragraph
(b)(ii) above, if the taking of such action or the making of any commitments or the consequences thereof, individually or in the aggregate, would be reasonably likely to have a Kroger Material Adverse Effect. Any actions taken by Kroger or Fred Meyer to comply with their respective obligations under Section 6.2(b)(ii), including a decision by Kroger to waive any of the provisions of this paragraph, shall not be considered to constitute or result in a Kroger Material Adverse Effect or a Fred Meyer Material Adverse Effect, as applicable.

     (c) If any "fair price," "moratorium," "control share acquisition" or similar anti-takeover statute or regulation is or may become applicable to the Merger, each Party and its Boards of Directors shall grant such approvals and take such actions as are necessary so that the Merger may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise act to eliminate or minimize the effects of such statute or regulation on such transactions.

     Section 6.3    Publicity
                    ---------

     The Parties agree that the initial press release with respect to the Merger shall be a joint press release. Thereafter, subject to their respective legal obligations (including requirements of stock exchanges and other similar regulatory bodies), the Parties shall consult with each other before issuing any such press release or otherwise making public statements with respect to the Merger.

     Section 6.4    Registration Statement
                    ----------------------

     The Parties shall cooperate and promptly prepare, and Kroger shall file with the SEC as soon as practicable, a Registration Statement on Form S-4 (the "Form S-4") under the Securities Act with
                            -------
respect to the Kroger Common Stock issuable in the Merger, a portion of which Registration Statement shall also serve as the joint proxy statement/prospectus with respect to the meetings of the stockholders of each of the Parties in connection with the Merger (the "Proxy
                                                           -----
Statement/Prospectus").  The Parties will cause the Proxy

--------------------
Statement/Prospectus and the Form S-4 to comply as to form in all material respects with the applicable provisions of the Securities Act, the Exchange Act and the rules and regulations thereunder. Kroger shall use its reasonable best efforts to, and Fred Meyer will cooperate with Kroger to, have the Form S-4 declared effective by the SEC as promptly as practicable. Kroger shall use its reasonable best efforts to obtain, prior to the effective date of the Form S-4, all necessary state securities law or "blue sky" permits or approvals required to carry out the Merger (provided that Kroger shall not be required to qualify to do business in any jurisdiction in which it is not now so qualified). Each of the Parties agree that the information provided by it for inclusion in the Proxy Statement/Prospectus and each amendment or supplement thereto, at the time of mailing thereof, at the time of the respective meetings of stockholders of the Parties, and at the time it is filed or becomes effective, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     Section 6.5    Authorized Shares; Listing Application
                    --------------------------------------

     As soon as practicable after the execution of the Agreement, Kroger shall file an amendment to the Kroger Articles of Incorporation to reflect stockholder approval of an amendment to the Kroger Articles of Incorporation increasing the number of authorized shares of Kroger Common Stock from 350,000,000 to 1,000,000,000. Kroger shall as soon as reasonably practicable prepare and submit to the NYSE and all other securities exchanges on which the shares of Kroger Common Stock are listed a listing application with respect to the shares of Kroger Common Stock issuable in the Merger, and shall use its reasonable best efforts to obtain, prior to the Effective Time, approval for the listing of such Kroger Common Stock on such exchanges, subject to official notice of issuance.

     Section 6.6    Further Action
                    --------------

     Each of the Parties shall, subject to the fulfillment at or before the Effective Time of each of the conditions of performance set forth in this Agreement or the waiver thereof, use its reasonable best efforts to perform those further acts and execute those documents as may be reasonably required to effect the transactions contemplated hereby. Each of the Parties will comply in all material respects with all applicable laws and with all applicable rules and regulations of any Governmental Entity in connection with its execution, delivery and performance of this Agreement and the Stock Option Agreements and the transactions contemplated hereby and thereby. Each of the Parties agrees to use its reasonable best efforts to obtain in a timely manner all necessary waivers, consents, approvals and opinions and to effect all necessary registrations and filings, and to use its reasonable best efforts to take, or cause to be taken, all other actions and to do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective as promptly as practicable the Merger. Fred Meyer agrees to use its reasonable best efforts to obtain, or in cooperation with Kroger to obtain, in a timely manner all Consents that may be necessary or desirable in connection with the consummation of the Merger under the terms of the agreements listed on Schedule 3.5 of the Fred Meyer Disclosure Letter.

     Section 6.7    Expenses
                    --------

     Whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated thereby (including the Merger) shall be paid by the party incurring those expenses except as expressly provided in this Agreement and except that (a) the filing fees in connection with the filing of the Form S-4 and the Proxy Statement/Prospectus with the SEC, (b) all filing fees in connection with any filings, permits or approvals required under applicable state securities or "blue sky" laws, and (c) the expenses incurred in connection with printing and mailing of the Form S-4 and the Proxy Statement/Prospectus, and (d) any commitment fee payable in connection with any planned refinancing or replacement by Kroger of, or any commitment to obtain the consent of the requisite lenders to consummate the Merger under, the financing facilities listed as items 1 and 2 on Schedule 3.5(a)(iii) of the Fred Meyer Disclosure Letter and the financing facilities listed on Schedule 4.5(a) of the Kroger Disclosure Letter shall be shared by Kroger and Fred Meyer equally.

     Section 6.8    Notification of Certain Matters
                    -------------------------------

     Each Party shall give prompt notice to the other Party of the following:

     (a) the occurrence or nonoccurrence of any event whose occurrence or nonoccurrence is reasonably expected to cause any of the conditions precedent set forth in Article VII not to be satisfied;

     (b) the status of matters relating to completion of the Merger, including promptly furnishing the other with copies of notice or other communications received by any Party or any of its respective Subsidiaries from any Governmental Entity or other third party with respect to this Agreement or the transactions contemplated thereby, including the Merger; and

     (c) any facts relating to that Party which would make it necessary or advisable to amend the Proxy Statement/Prospectus or the Form S-4 in order to make the statements therein not untrue or misleading or to comply with applicable law; provided, however, that the delivery of any notice pursuant to this Section 6.8 shall not limit or otherwise affect the remedies available hereunder to the Party receiving such notice.

     Section 6.9    Access to Information
                    ---------------------

     (a) From this date to the Effective Time, each of the Parties shall, and shall cause its respective Subsidiaries, and its and their officers, directors, employees, auditors, counsel and agents to afford the officers, employees, auditors, counsel and agents of the other Party reasonable access at reasonable times upon reasonable notice to each of the Party's and its Subsidiaries' officers, employees, auditors, counsel, agents, properties, offices and other facilities and to all of their respective books and records, and shall furnish the other Party with all financial, operating and other data and information as such other Party may reasonably request, in each case only to the extent, in the judgment of counsel to such Party, permitted by law, including antitrust law, and provided no Party shall be obligated to make any disclosure which would cause forfeiture of attorney-client privilege or would violate confidentiality agreements (so long as such Party shall have used commercially reasonable efforts to obtain a release or waiver from the applicable confidentiality agreement in respect of such disclosure).

     (b) Each of the Parties agrees that all information so received from the other Parties shall be deemed received pursuant to the confidentiality agreements, dated as of September 16, 1998, between Kroger and Fred Meyer (the "Confidentiality Agreement"), and that
                            -------------------------
each Party shall, and shall cause its affiliates and each of its and their Representatives to, comply with the provisions of the Confidentiality Agreement with respect to such information and the provisions of the Confidentiality Agreement are hereby incorporated herein by reference with the same effect as if fully set forth in this Agreement.

     Section 6.10   Review of Information
                    ---------------------

     Subject to applicable laws relating to the exchange of information, including the anti-trust laws, each Party shall have the right to review in advance, and to the extent practicable each will consult the other on, all the information relating to it, or any of its respective Subsidiaries, that appear in any filing made with, or written materials submitted to, any third party and/or any Governmental Entity in connection with the Merger. In exercising the foregoing right, each of the Parties shall act reasonably and as promptly as practicable.

     Section 6.11   Indemnification; Directors' and Officers'
                    ----------------------------------------
                    Insurance
                    ---------

     (a) From and after the Effective Time, Kroger shall, or shall cause the Surviving Corporation to, indemnify and hold harmless each present and former director and officer of Fred Meyer or any of its Subsidiaries (when acting in such capacity) (the "Indemnified
                                                  -----------
Parties"), against any costs or expenses (including reasonable
-------
attorneys' fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, for acts or omissions existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent permitted under the DGCL or other applicable law, as applicable (and Kroger shall, or shall cause the Surviving Corporation to, also advance expenses as incurred to the fullest extent permitted under the DGCL or other applicable law, provided the Person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such Person is not entitled to indemnification).

     (b) Kroger shall maintain, or cause the Surviving Corporation to maintain, a policy of officers' and directors' liability insurance for acts and omissions occurring prior to the Effective Time ("D&O
                                                               ---
Insurance") with coverage in amount and scope at least as favorable
---------
as its existing directors' and officers' liability insurance coverage for a period of six years after the Effective Time; provided, however, if the existing D&O Insurance expires, is terminated or canceled, or if the annual premium therefor is increased to an amount in excess of 200% of the last annualized premium paid prior to this date (the "Current Premium"), in each case during such six year
           ---------------
period, Kroger shall, or shall cause the Surviving Corporation to, obtain D&O Insurance in an amount and scope as great as can be obtained for the remainder of such period for a premium not in excess (on an annualized basis) of 200% of the Current Premium.

     (c) If Kroger or the Surviving Corporation or any of their respective successors or assigns (i) shall consolidate with or merge into any other corporation or other entity and shall not be the continuing or surviving corporation or entity of the consolidation or merger or (ii) shall transfer all or substantially all of its properties and assets to any individual, corporation or other entity, then and in each such case, proper provisions shall be made so that the successors and assigns of Kroger or the Surviving Corporation shall assume all of the obligations set forth in this Section 6.11.

     (d) The provisions of this Section 6.11 are intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties, their heirs and their representatives.

     Section 6.12   Employee Benefit Plans
                    ----------------------

     (a) From and after the Effective Time, Kroger will cause the Surviving Corporation and its Subsidiaries to honor, pay and perform all of their respective covenants and obligations under, and in accordance with their terms, (i) all employment, protection and severance agreements between Fred Meyer and its Subsidiaries and any officer, director or employee of Fred Meyer or any of its Subsidiaries to the extent disclosed in Section 3.10 of the Fred Meyer Disclosure Letter, in accordance with the terms thereof as in effect immediately prior to the date hereof, and (ii) the Fred Meyer Benefit Plans. Nothing in this Section 6.12 shall be interpreted to prohibit Kroger or any of its Subsidiaries from amending or terminating any Fred Meyer Benefit Plan in accordance with the terms thereof.

     (b) (i) Until December 31, 1999, Kroger shall cause to be provided to each Fred Meyer Employee (other than those represented by collective bargaining agreements) (w) a base salary or hourly wage, as applicable, at an annual or hourly rate, respectively, that is not less than the rate in effect for such individual immediately prior to the Effective Time, (x) pension, welfare, fringe and other employee benefits, including severance benefits, that, in each case, are at least as favorable to that Fred Meyer Employee as the benefits provided to that Fred Meyer Employee immediately prior to the Effective Time, (y) annual cash bonus opportunities that are at least as favorable to that Fred Meyer Employee as the bonus opportunities available to that Fred Meyer Employee immediately prior to the Effective Time and (z) if the Merger is consummated on or prior to April 30, 1999, equity awards that are at least as favorable to the Fred Meyer Employees who are at the vice president level or below as the awards granted to similarly situated employees of Kroger or its Subsidiaries during or for such period are to the employees of Kroger and its Subsidiaries. Notwithstanding the foregoing, subject to the terms of permitted employment agreements, Kroger shall not be obligated to continue to employ any Fred Meyer Employee for any particular length of time.

          (ii) For purposes of determining eligibility and vesting (but not for benefit accrual) under any Kroger Benefit Plans Fred Meyer employees shall be credited with their years of service with Fred Meyer or its Subsidiaries, but only to the extent that those years of service would have been credited under the relevant Kroger Benefit Plan if such Fred Meyer Employee had been a similarly situated Kroger Employee during the relevant period of time. To the extent that any Kroger Benefit Plan in which a Fred Meyer Employee participates after the Effective Time provides medical, dental, vision or other welfare benefits, Kroger shall cause all pre-existing condition exclusions and actively at work requirements of such plan to be waived for such employee and his or her covered dependents except to the extent such employee and his or her covered dependents were subject to such requirements under the applicable Fred Meyer Benefit Plans, and Kroger shall cause any eligible expenses incurred by such employee on or before the Effective Time to be taken into account under such plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such employee and his or her covered dependents for the applicable plan year.

     (c) On or prior to the Effective Time, Fred Meyer shall take all such actions as are necessary to terminate its and its Subsidiaries Employee Stock Purchase Plans at or prior to the Effective Time. Fred Meyer shall, in connection with such termination, cause all participants in such plans not to be permitted to have Fred Meyer increase the percentage or amount of any monies withheld by Fred Meyer for investment in such plans after the date hereof, and cause each such participant either to receive previously invested cash or purchase Fred Meyer Common Stock pursuant to such plans prior to the Effective Time.

     Section 6.13   Kroger Board of Directors and Officers
                    --------------------------------------

     As of the Effective Time, the six individuals listed in the Fred Meyer Disclosure Letter shall be elected to the Board of Directors of Kroger, and each such individual shall become a member of that class of the Board of Directors of Kroger that is specified for such individual in the Fred Meyer Disclosure Letter. In the event that the Board of Directors of Kroger decreases to below thirteen members, 5 of the individuals (as selected by Fred Meyer) listed in the Fred Meyer Disclosure Letter shall be elected to the Board of Directors of Kroger, and each such individual shall become a member of that class of the Board of Directors of Kroger that is specified for such individual in the Fred Meyer Disclosure Letter. The Executive Committee of the Board of Directors of Kroger will be expanded to include Mr. Ronald W. Burkle and one other person as listed in the Fred Meyer Disclosure Letter, and Mr. Ronald W. Burkle will be chairman of the Executive Committee so long as he remains a director of Kroger. In the event that any of such individuals shall be unable or unwilling to serve as a member of the Board of Directors of Kroger as of the Effective Time, his or her replacement shall be selected by Fred Meyer from its Board of Directors, provided that any such replacement shall be reasonably acceptable to Kroger. As of the Effective Time, Mr. Robert G. Miller shall be duly elected and appointed Vice Chairman of the Board of Directors and Chief Operating Officer of Kroger.

     Section 6.14   Affiliates
                    ----------

     (a) Not less than 45 days prior to the Effective Time, each Party (i) shall have delivered to the other Party a letter identifying all Persons who, in the opinion of the Party delivering such letter, may be, as of the date this Agreement is submitted for adoption by such Party's stockholders, its "affiliates" for purposes of Rule 145 under the Securities Act or SEC Accounting Series Releases 130 and 135, and (ii) shall use its reasonable best efforts to cause each Person who is identified as an "affiliate" of it in such letter to deliver, as promptly as practicable but in no event later than 30 days prior to the Closing (or after such later date as the Parties may agree), a signed agreement, in the case of affiliates of Fred Meyer, to Fred Meyer and Kroger substantially in the form customary for transactions of this type, and in the case of affiliates of Kroger, to Kroger substantially in the form customary for transactions of this type. Each Party shall notify each other Party from time to time after the delivery of the letter described in
Section 6.14(a)(i) of any Person not identified on such letter who then is, or may be, such an "affiliate" and use its reasonable best efforts to cause each additional Person who is identified as an "affiliate" to execute a signed agreement as set forth in this
Section 6.14(a). Attached as Exhibit B to this Agreement are copies of the letters described in Section 6.14(a)(i).

     (b) Shares of Kroger Common Stock and shares of Fred Meyer Common Stock beneficially owned by each such "affiliate" of Kroger or Fred Meyer who has not provided a signed agreement in accordance with
Section 6.14(a) shall not be transferable during any period prior to and after the Effective Time if, as a result of this transfer during any such period, taking into account the nature, extent and timing of this transfer and similar transfers by all other "affiliates" of Kroger and Fred Meyer, this transfer will, in the reasonable judgment of accountants of Kroger, interfere with, or prevent the Merger from being accounted for, as a pooling-of-interests. Neither Kroger or Fred Meyer shall register, or allow its transfer agent to register, on its books the transfer of any shares of Kroger Common Stock or Fred Meyer Common Stock of any affiliate of Fred Meyer or Kroger who has not provided a signed agreement in accordance with Section 6.14(a) unless the transfer is made in compliance with the foregoing. The restrictions on the transferability of shares held by Persons who execute an agreement pursuant to Section 6.14(a) shall be as provided in those agreements.

     Section 6.15   Pooling-of-Interests
                    --------------------

     Each of the Parties will use its reasonable best efforts to cause the Merger to be accounted for as a pooling-of-interests in accordance with GAAP and the rules and regulations of the SEC.

     Section 6.16   Tax-Free Reorganization
                    -----------------------

     Each of the Parties will use its reasonable best efforts to cause the Merger to qualify as a tax-free "reorganization" under
Section 368 of the Code.

     Section 6.17   Accountant's Comfort Letters
                    ----------------------------

     Each Party shall use its reasonable best efforts to cause to be delivered to the other Party two letters from its independent public accountants, one dated a date within two business days before the date on which the Form S-4 shall become effective and one dated the Closing Date, in form and substance reasonably satisfactory to recipient and customary in scope and substance for comfort letters delivered by independent accountants in connection with registration statements similar to the Form S-4.

     Section 6.18   Accountant's Pooling Letters
                    ----------------------------

     Fred Meyer shall use its reasonable best efforts to cause to be delivered to Kroger from Deloitte & Touche LLP ("Deloitte") (or any
                                                 --------
other independent public accounting firm reasonably satisfactory to Kroger) two letters each addressed to Kroger and PricewaterhouseCoopers LLP ("PwC") (or any other independent public
                             ---
accounting firm selected by Kroger), one dated the date upon which the Form S-4 becomes effective and one dated the Closing Date, stating that as of the respective dates of its letters, Deloitte is not aware of any conditions that exist that would preclude Fred
Meyer s ability to be a party in a business combination to be accounted for as a pooling of interests. Kroger shall use its reasonable best efforts to cause to be delivered to Fred Meyer from PwC (or any other independent public accounting firm reasonably satisfactory to Fred Meyer) two letters, each addressed to Fred Meyer and Deloitte (or any other independent public accounting firm selected by Fred Meyer), one dated the date upon which the Form S-4 becomes effective and one dated the Closing Date, stating that accounting for the Merger as a pooling of interests under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations is appropriate if the Merger is closed and consummated as contemplated by this Agreement. Attached as Exhibit C to this Agreement are copies of the letters described in this Section 6.18.


                             ARTICLE VII

     Section 7.1    Conditions to Obligations of the Parties to
                    -------------------------------------------
                    Consummate the Merger
                    ---------------------

     The respective obligation of each party to consummate the Merger shall be subject to the satisfaction of each of the following conditions:

     (a)  Stockholder Approval. This Agreement and the Merger shall
          --------------------
have been approved and adopted by the requisite vote of the stockholders of Fred Meyer and Kroger, in each case in accordance with the DGCL, the OGCL or the rules and regulations of the NYSE, as applicable.

     (b)  Legality.  No order, decree or injunction shall have been
          --------
entered or issued by any Governmental Entity which is in effect and has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger. Each Party agrees that, in the event that any such order, decree or injunction shall be entered or issued, it shall use its reasonable best efforts to cause any such order, decree or injunction to be lifted or vacated.

     (c)  HSR Act.  The waiting period (or extension thereof) under
          -------
the HSR Act applicable to the Merger shall have expired or been terminated.

     (d)  Registration Statement Effective.  The Form S-4 shall have
          --------------------------------
become effective prior to the mailing by each of the Parties of the Proxy Statement/Prospectus to its respective stockholders and no stop order suspending the effectiveness of the Form S-4 shall then be in effect;


     (e)  Blue Sky Approvals.  All such consents, approvals,
          ------------------
authorizations, orders, registrations, filings, qualifications, licenses or permits as may be required under state securities or "blue sky" laws in connection with the shares of Kroger Common Stock to be issued pursuant to the Merger have been obtained.

     (f)  Stock Exchange Listing.  The shares of Kroger Common Stock
          ----------------------
to be issued pursuant to the Merger shall have been duly approved for listing on the NYSE, subject to official notice of issuance.

     Section 7.2    Additional Conditions to Obligations of Kroger
                    ----------------------------------------------
                    and Jobsite Holdings
                    --------------------

     The obligations of Kroger and Jobsite Holdings to consummate the Merger shall also be subject to the satisfaction or waiver of each of the following conditions:

     (a)  Representations and Warranties.  The representations and
          ------------------------------
warranties of Fred Meyer contained in this Agreement shall be true and correct on and as of the Closing Date (except to the extent such representations and warranties shall have been expressly made as of an earlier date, in which case such representations and warranties shall have been true and correct as of such earlier date) with the same force and effect as if made on and as of the Closing Date, except to the extent that any failures of such representations and warranties to be so true and correct (determined without regard to materiality qualifiers or limitations contained therein), individually or in the aggregate, would not reasonably be expected to have resulted in a Fred Meyer Material Adverse Effect.

     (b)  Agreements and Covenants.  Fred Meyer shall have performed
          ------------------------
or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or before the Effective Time.

     (c)  Certificates.  Kroger shall have received a certificate of
          ------------
an executive officer of Fred Meyer that the conditions set forth in paragraphs (a) and (b) above have been satisfied.

     (d)  Consents.  Except as set forth in the Fred Meyer Disclosure
          --------
Letter, Fred Meyer shall have obtained all consents, approvals, releases or authorizations ("Consents") from, and Fred Meyer shall
                             --------
have made all filings and registrations ("Filings") to or with, any
                                          -------
Person, including without limitation any Governmental Entity, necessary to be obtained or made in order for Kroger and Jobsite Holdings to consummate the Merger or issue shares of Kroger Common Stock pursuant thereto, as applicable, unless the failure to obtain such Consents or make such Filings would not, individually or in the aggregate, reasonably be expected to have a Fred Meyer Material Adverse Effect (it being understood that the obtaining of Consents in connection with the agreements listed on Schedule 3.5 of the Fred Meyer Disclosure Letter shall not be a condition to the consummation of the Merger).

     (e)  Tax Opinion.  Kroger shall have received an opinion of
          -----------
Fried, Frank, Harris, Shriver & Jacobson (or other counsel reasonably satisfactory to it), dated as of the Closing Date, in form and substance reasonably satisfactory to it, substantially to the effect that, on the basis of the facts and assumptions described in the opinion, the Merger constitutes a tax-free reorganization under
Section 368 of the Code. In rendering this opinion, counsel may require and rely upon representations and covenants including those contained in this Agreement or in certificates of officers of the Parties and others; and

     (f)  Accountants Letters.  Kroger shall have received each of
          -------------------
the accountants' letters contemplated by Sections 6.17 and 6.18 to be received by it.

     Section 7.3    Additional Conditions to Obligations of Fred
                    --------------------------------------------
                    Meyer
                    -----

     The obligations of Fred Meyer to consummate the Merger shall also be subject to the satisfaction or waiver of each of the following conditions:
     (a)  Representations and Warranties. The representations and
          ------------------------------
warranties of Kroger and Jobsite Holdings contained in this Agreement shall be true and correct on and as of the Closing Date (except to the extent such representations and warranties shall have been expressly made as of an earlier date, in which case such representations and warranties shall have been true and correct as of such earlier date) with the same force and effect as if made on and as of the Closing Date, except to the extent that any failures of such representations and warranties to be so true and correct (determined without regard to materiality qualifiers or limitations contained therein), individually or in the aggregate, would not reasonably be expected to have resulted in a Kroger Material Adverse Effect;

     (b)  Agreements and Covenants.  Each of Kroger and Jobsite
          ------------------------
Holdings shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or before the Effective Time.

     (c)  Certificates.  Fred Meyer shall have received a certificate
          ------------
of an executive officer of Kroger that the conditions set forth in paragraphs (a) and (b) above have been satisfied;

     (d)  Consents.  Except as set forth in the Kroger Disclosure
          --------
Letter, Kroger shall have obtained all Consents from, and Kroger shall have made all Filings to or with, any Person, including without limitation any Governmental Entity, necessary to be obtained or made in order for Fred Meyer to consummate the Merger, unless the failure to obtain such Consents or make such Filings would not, individually or in the aggregate, be reasonably expected to have a Kroger Material Adverse Effect.

     (e)  Tax Opinion.  Fred Meyer shall have received an opinion of
          -----------
Cleary, Gottlieb, Steen & Hamilton (or other counsel reasonably satisfactory to it), dated as of the Closing Date, in form and substance reasonably satisfactory to it, substantially to the effect that, on the basis of the facts and assumptions described in the opinion, the Merger constitutes a tax-free reorganization under
Section 368 of the Code. In rendering such opinion, counsel may require and rely upon representations and covenants including those contained in this Agreement or in certificates of officers of the Parties and others; and

     (f)  Accountants Letters.  Fred Meyer shall have received each
          -------------------
of the accountants' letters contemplated by Sections 6.17 and 6.18 to be received by it.


                             ARTICLE VIII

     Section 8.1    Termination
                    -----------

     This Agreement may be terminated at any time before the Effective Time (except as otherwise provided) as follows:

     (a)  by mutual written consent of each of Kroger and Fred Meyer;

     (b) by either Fred Meyer or Kroger, if the Effective Time shall not have occurred on or before September 30, 1999 (the "Termination
                                                        -----------
Date"); provided, however, that the right to terminate this Agreement
----
under this Section 8.1(b) shall not be available to any Party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before the Termination Date;

     (c) by either Fred Meyer or Kroger, if a Governmental Entity shall have issued an order, decree or injunction having the effect of making the Merger illegal or permanently prohibiting the consummation of the Merger, and such order, decree or injunction shall have become final and nonappealable (but only if the terminating Party shall have used its reasonable best efforts to cause such order, decree or injunction to be lifted or vacated);

     (d) by either Fred Meyer or Kroger, if there shall have been a material breach by the other of any of its (x) representations or warranties contained in this Agreement, which breach would result in the failure to satisfy one or more of the conditions set forth in
Section 7.2(a) (in the case of a breach by Fred Meyer) or Section 7.3(a) (in the case of a breach by Kroger), or (y) covenants or agreements contained in this Agreement, which breach would result in the failure to satisfy one or more of the conditions set forth in
Section 7.2(b) (in the case of a breach by Fred Meyer) or Section 7.3(b) (in the case of a breach by Kroger), and in any such case such breach shall be incapable of being cured or, if capable of being cured, shall not have been cured within 30 days after written notice thereof shall have been received by the Party alleged to be in breach.

     (e) by either Fred Meyer or Kroger, if the required approvals of the stockholders of Fred Meyer or Kroger shall not have been obtained at a duly held stockholders' meeting, including any adjournments or postponements.

     Section 8.2    Effect of Termination and Abandonment
                    -------------------------------------

     (a) In the event of termination of this Agreement pursuant to this Article VIII, this Agreement (other than as set forth in Section 9.1) shall become void and of no effect with no liability on the part of any party hereto (or of any of its Representatives); provided,
                                                        --------
however, no such termination shall relieve any party hereto from
-------
(x) any liability for damages resulting from any willful or intentional breach of this Agreement (whether or not any fees contemplated by this Section 8.2 are payable) or (y) any obligation to pay the termination fees provided for below or Fees and Expenses (as defined) pursuant to this Section 8.2.

     (b) (i) In the event that prior to the meeting of Fred Meyer stockholders duly convened and held to vote in respect of this Agreement and the Merger, a Fred Meyer Business Combination Proposal (as defined) shall have been made to Fred Meyer and made known to its stockholders generally or shall have been made directly to its stockholders generally or any Person shall have publicly announced an intention (whether or not conditional) to make a Fred Meyer Business Combination Proposal (whether or not such Proposal shall have been rejected or shall have been withdrawn), and thereafter (x) this Agreement is terminated pursuant to Section 8.1(e) by reason of the failure of the stockholders of Fred Meyer to approve this Agreement or the Merger at such meeting or (y) this Agreement is terminated by Kroger pursuant to 8.1(d)(y) by reason of a breach by Fred Meyer of its covenants or agreements hereunder, Fred Meyer shall, simultaneously with such termination, pay to Kroger a fee equal to $55,000,000 (the "Initial Fred Meyer Termination Fee"). In addition,
                  ---------------------------------
in the event that this Agreement is terminated under circumstances in which the Initial Fred Meyer Termination Fee becomes payable, and within eighteen months of such termination Fred Meyer enters into an agreement with any Person with respect to a Fred Meyer Business Combination Proposal or a Fred Meyer Business Combination Proposal is consummated, then, upon the signing of such agreement or, if no agreement is signed, then at the closing (and as a condition to the closing, which condition may not be waived without the express written consent of Kroger) of such Fred Meyer Business Combination Proposal, Fred Meyer shall pay to Kroger an additional termination fee equal to $110,000,000 (the "Additional Fred Meyer Termination
                                ---------------------------------
Fee").  "Fred Meyer Business Combination Proposal" shall mean any
---      ----------------------------------------
Fred Meyer Acquisition Proposal, provided that all references in the definition of Fred Meyer Acquisition Proposal to "15%" shall be deemed to be references to "50%."

          (ii) In the event that prior to the meeting of Kroger stockholders duly convened and held to vote in respect to this Agreement and the Merger, a Kroger Business Combination Proposal (as defined) shall have been made to Kroger and made known to its stockholders generally or shall have been made directly to its stockholders generally or any Person shall have publicly announced an intention (whether or not conditional) to make a Kroger Business Combination Proposal (whether or not such Proposal shall have been rejected or shall have been withdrawn) and thereafter (x) this Agreement is terminated pursuant to Section 8.1(e) by reason of the failure of the stockholders of Kroger to approve this Agreement or the Merger at such meeting or (y) this Agreement is terminated by Fred Meyer pursuant to Section 8.1(d)(y) by reason of a breach by Kroger of its covenants or agreements hereunder, Kroger shall, simultaneously with such termination, pay to Fred Meyer a fee equal to $90,000,000 (the "Initial Kroger Termination Fee"). In addition,
                     -----------------------------
in the event that this Agreement is terminated under circumstances in which the Initial Kroger Termination Fee becomes payable, and within eighteen months of such termination Kroger enters into an agreement with any Person with respect to a Kroger Business Combination Proposal or a Kroger Business Combination Proposal is consummated, then, upon the signing of such agreement or, if no agreement is signed, then at the closing (and as a condition to the closing, which condition may not be waived without the express written consent of Fred Meyer) of such Kroger Business Combination Proposal, Kroger shall pay to Fred Meyer an additional termination fee equal to $185,000,000 (the "Additional Kroger Termination Fee"). "Kroger
                   ---------------------------------      ------
Business Combination Proposal" shall mean any Kroger Acquisition
-----------------------------
Proposal provided that all references in the definition of Kroger Acquisition Proposal to "15%" shall be deemed to be references to "50%."

     (c)  In the event that this Agreement is terminated pursuant to
Section 8.1(e) by reason of the failure of any Party's stockholders to approve this Agreement or the Merger at a meeting of stockholders duly convened and held to vote in respect of this Agreement and the Merger or the issuance of shares pursuant thereto, such Party shall promptly upon such termination (following receipt of a statement therefor) reimburse the other Party for all fees and expenses (including, without limitation, fees and expenses of counsel, financial advisors, accountants, consultants and other advisors and Representatives) ("Fees and Expenses") incurred and paid by the other
                   ----------------
Party in connection with this Agreement and the Merger.

     (d) Reimbursements of Fees and Expenses hereunder and any Termination Fee payable hereunder shall be payable by wire transfer of immediately available funds. The reimbursement of Fees and Expenses shall be credited against any Termination Fee payable by such Party. No Party which is in material breach of its covenants, agreements or representations shall be entitled to receive Fees and Expenses or a Termination Fee.

     (e) The Parties acknowledge that the agreements contained in this Section 8.2 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Kroger and Fred Meyer would not enter into this Agreement. If either Party fails to pay promptly any amount due pursuant to this Section 8.2, and, in order to obtain such payment, the other Party commences a suit which results in a judgment against such first Party for such amount (or any portion thereof), such first Party shall pay the costs and expenses (including attorneys' fees) of the other Party in connection with such suit, together with interest on such amount in respect of the period from the date such amount became due until the date such amount is paid at the prime rate of The Chase Manhattan Bank in effect from time to time during such period.

     Section 8.3    Amendment
                    ---------

     This Agreement may be amended at any time before the Effective Time but only pursuant to a writing executed and delivered by Kroger and Fred Meyer in accordance with the provisions of applicable law.


                              ARTICLE IX

     Section 9.1    Non-Survival of Representations, Warranties and
                    -----------------------------------------------
                    Agreements
                    ----------

     The representations, warranties and agreements in this Agreement shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Section 8.1, as the case may be, except that
(a) the agreements set forth in Sections 1.3, 6.11, 6.12, 6.13, 6.14 and 9.8 shall survive the Effective Time, and (b)the agreements set forth in Sections 6.7, 6.9(b), 8.2 and 9.8 shall survive termination indefinitely.

     Section 9.2    Notices
                    -------

     All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date of receipt and shall be delivered personally or mailed by registered or certified mail (postage prepaid, return receipt requested), sent by overnight courier or sent by telecopy, to the applicable party at the following addresses or telecopy numbers (or at such other address or telecopy number for a party as shall be specified by like notice):

     (a)  if to Fred Meyer:

          Fred Meyer, Inc.
          3800 SE 22nd Avenue
          Portland, Oregon 97202
          Attention:  Roger A. Cooke, Esq.
          Telecopy No.:  (503) 797-7138

          with a copy to:

          Cleary, Gottlieb, Steen & Hamilton
          One Liberty Plaza
          New York, New York  10006
          Attention:     Daniel S. Sternberg, Esq.
          Telecopy No.:  (212) 225-3999

     (b)  if to Kroger or Jobsite Holdings:

          The Kroger Co.
          1014 Vine Street
          Cincinnati, Ohio  45202
          Attention:  Paul W. Heldman, Esq.
          Telecopy No.:  (513) 762-1400

          with a copy to:

          Fried, Frank, Harris, Shriver & Jacobson
          One New York Plaza
          New York, New York  10004
          Attention:  Arthur Fleischer, Jr., Esq.
          Telecopy No.:  (212) 859-4000

     Section 9.3    Certain Definitions; Interpretation
                    -----------------------------------

     (a) For purposes of this Agreement, the following terms shall have the following meanings:

          (i)  "Fred Meyer Material Adverse Effect" means any change,
                ---------------------------------
circumstance, event or effect (x) that is or will be materially adverse to the business, results of operations, financial condition or prospects of Fred Meyer and its Subsidiaries taken as a whole, or
(y) that will prevent or materially impair Fred Meyer s ability to consummate the Merger, provided that a Fred Meyer Material Adverse Effect shall not include changes or effects (1) relating to economic conditions or financial markets in general or the retail food and drug industry in general, (2) resulting from the voluntary termination of employment by employees of Fred Meyer and its Subsidiaries between this date and the Closing Date or (3) resulting from actions required to be taken by the terms of this Agreement. A decline in the stock market price of the shares of Fred Meyer Common Stock in and of itself shall not be deemed an "Fred Meyer Material Adverse Effect."

          (ii) "Kroger Material Adverse Effect" means any change,
                ------------------------------
circumstance, event or effect (x) that is or will be materially adverse to the business, results of operations, financial condition or prospects of Kroger and its Subsidiaries taken as a whole, or (y) that is or will prevent or materially impair Kroger's ability to consummate the Merger or to issue shares of Kroger Common Stock in accordance with the terms hereof, provided that a Kroger Material Adverse Effect shall not include changes or effects (1) relating to economic conditions or financial markets in general or the retail food and drug industry in general or (2) resulting from actions required to be taken by the terms of this Agreement. A decline in the stock market price of the shares of Kroger Common Stock in and of itself shall not be deemed an "Kroger Material Adverse Effect."

          (iii)     "affiliate" of a Person means a Person that
                     ---------
directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned Person.

          (iv) "control" (including the terms "controlled by" and
                -------
"under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of stock, as trustee or executor, by contract or credit arrangement or otherwise.

          (v)  "ERISA" means the Employee Retirement Income Security
                -----
Act of 1974, as amended and the rules and regulations promulgated thereunder.

          (vi) "knowledge" of any Party shall mean the actual
                ---------
knowledge of any of the executive officers of that Party.

          (vii)"Person" means an individual, corporation,
                ------
partnership, limited liability company, association, trust, unincorporated organization, entity or group (as defined in the Exchange Act).

          (viii)"Significant Subsidiary" shall have the meaning set
                 ----------------------
forth in Rule 1-02 of Regulation S-X of the SEC.

          (ix) "Subsidiary" of a Person means any corporation or
                ----------
other legal entity of which that Person (either alone or through or together with any other Subsidiary or Subsidiaries) is the general partner or managing entity or of which at least a majority of the stock (or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or others performing similar functions of such corporation or other legal entity) is directly or indirectly owned or controlled by that Person (either alone or through or together with any other Subsidiary or Subsidiaries).

     (b) When a reference is made in this Agreement to Articles, Sections, Disclosure Letters or Exhibits, this reference is to an Article or a Section of, or an Exhibit to, this Agreement, unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be understood to be followed by the words "without limitation."

     Section 9.4    Headings
                    --------

     The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     Section 9.5    Severability
                    ------------

     If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon a determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the maximum extent possible.

     Section 9.6    Entire Agreement; No Third-Party Beneficiaries
                    ----------------------------------------------

     This Agreement, the Stock Option Agreements, the Fred Meyer Disclosure Letter, the Kroger Disclosure Letter and the Confidentiality Agreement constitute the entire agreement and supersede any and all other prior agreements and undertakings, both written and oral, among the parties hereto, or any of them, with respect to the subject matter hereof and, except for Section 6.11 (Indemnification; Directors' and Officers' Insurance), does not, and is not intended to, confer upon any Person other than the parties hereto any rights or remedies hereunder.

     Section 9.7    Assignment
                    ----------

     This Agreement shall not be assigned by any party by operation of law or otherwise without the express written consent of each of the other parties.

     Section 9.8    Governing Law
                    -------------

     This Agreement shall be governed by and construed in accordance with, the laws of the State of New York without regard to the conflicts of laws provisions thereof, provided that the provisions of
Article II shall be governed by the DGCL or the OGCL, as applicable. Each of the parties irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the federal courts of the State of New York and the courts of the United States of America located in the Southern District of the State of New York for any litigation arising out of or relating to this Agreement or the Merger or any of the other transactions contemplated hereby (and agrees not to commence any litigation relating hereto except in these courts), and further agrees that service of any process, summons, notice or document by U.S. registered mail to its respective address set forth in Section 9.2 shall be effective service of process for any litigation brought against it in any such court. Each of the Parties hereby irrevocably and unconditionally waives any objection to the laying of venue of any litigation arising out of this Agreement or the Merger or any of the other transactions contemplated hereby in the courts of the State of New York or the courts of the United States of America located in the State of New York and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such litigation brought in any such court has been brought in an inconvenient forum. Each of the parties hereto hereby irrevocably and unconditionally waives any right it may have to trial by jury in connection with any litigation arising out of or relating to this Agreement, the Stock Option Agreements, the Merger or any of the other transactions contemplated hereby or thereby.

     Section 9.9    Counterparts
                    ------------

     This Agreement may be executed in one or more counterparts, and by the different parties in separate counterparts, each of which when executed shall be deemed to be an original, but all of which shall constitute one and the same agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                   THE KROGER CO.

                                   By:
                                        -----------------------------
                                        Name:
                                        Title:


                                   JOBSITE HOLDINGS, INC.

                                   By:

                                        ---------------------------
                                        Name:
                                        Title:


                                   FRED MEYER, INC.

                                   By:

                                        ----------------------------
                                        Name:
                                        Title: